Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[****]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4870 S. Lewis Ave., Suite 240 • Tulsa, OK 74105-5153 • 918.492.0254 • Fax 918.492.0263

ORION Exploration Partners, LLC

www.orionexploration.com

FINAL

LEASE ACQUISITION AGREEMENT

COWBOY PROSPECT

THIS LEASE ACQUISITION AGREEMENT (the “Agreement”) is made and entered into by and between EVOLUTION PETROLEUM OK, INC., a Texas corporation (“EPC”), and ORION EXPLORATION PARTNERS, LLC, an Oklahoma limited liability company (“ORION”) on April 17, 2012.

Recitals

WHEREAS, EPC and ORION are engaged in the oil and gas exploration, development and production businesses;

WHEREAS, ORION has developed the Cowboy Prospect (the “Cowboy Prospect”), an oil and gas exploratory drilling prospect in Kay County, Oklahoma. The Cowboy Prospect is more particularly described and depicted on Exhibit “A” attached hereto and made a part hereof;

WHEREAS, ORION has invested considerable resources in generating and developing the Cowboy Prospect, including, but not limited to, leases, geological, geophysical and engineering services, land services, accounting and administrative services, the real and personal property described below, legal expenses, lease broker expenses, ownership reports, title curative, well logs, well records, seismic data, property inspections and due diligence; and

WHEREAS, EPC desires to purchase from ORION, and ORION desires to sell to EPC, an undivided forty five percent (45%) of ORION’s interest in such oil and gas leases, associated surface rights, contracts and geological, geophysical and other similar data, as more particularly described herein, on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ORION and EPC hereby agree as follows:

1.             Effective Date. The effective date of this Agreement is April 17, 2012 (“Closing

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Date”).

2.             Sale and Purchase. Subject to the terms and conditions herein set forth, ORION agrees to sell, assign, convey and deliver to EPC, and EPC agrees to purchase, acquire and accept from ORION as of the Closing Date, an undivided forty five percent (45%) of ORION’s interest in and to the assets, properties and interests described in Sections 2(A) through 01, other than the Excluded Properties (such undivided forty five percent (45%) interest hereinafter referred to as the “Properties”):

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A.     The oil and gas leases described on Exhibit “B” attached hereto (the “Leases”), the rights and interests of ORION under any forced pooling orders described in Exhibit “B”, and any rights of ORION that arise by operation of law or otherwise in all lands pooled, unitized, communitized or consolidated with such properties (such interest collectively referred to as the “Oil and Gas Properties”);

B.      (i) All surface leases, servitudes, easements, right-of-way agreements, licenses or other agreements owned by ORION that relate to the use and occupancy of the surface of lands within the Cowboy Prospect, (ii) all pooling agreements, farmout agreements, operating agreements and other agreements to which ORION is a party or successor-in-interest relating to the development and operation of the Oil and Gas Properties, (iii) all agreements by which any of the Oil and Gas Properties were acquired, to the extent still executory, and (iv) all agreements that impose any material obligations and liabilities pertaining to the Oil and Gas Properties, and any and all amendments, ratifications or extensions of the foregoing, including, without limitation, any of the foregoing set forth on Schedule 7(F) (collectively, the “Related Contracts”), together with all rights of ORION thereunder to audit the records of any party thereto and to receive refunds of any nature thereunder to the extent relating to periods from and after the Closing Date.

C.      To the extent assignable, all franchises, licenses, permits, approvals, consents, certificates and other authorizations and other rights granted by governmental entities that are related to the Oil and Gas Properties or the ownership or operation of any thereof (“Permits”); provided, however, that EPC’s right with respect to Permits acquired pursuant to this Agreement shall be limited to the receipt, by EPC, of the benefit of the rights and privileges of ORION with respect to such Permits as an owner of the Oil and Gas Properties, in each case only to the extent relating to such Oil and Gas Properties.

D.      All title information, engineering reports and other technical data, Lease and land files, surveys, regulatory filings, magnetic tapes, interpretations, seismic data and licenses and other analyses, books, records and files that relate to the Oil and Gas Properties or other Properties described herein, owned or in the possession of ORION (“Data”); provided, however, that EPC’s right with respect to Data acquired pursuant to this subsection (D) shall be limited, in each case, to the extent the disclosure of such Data is not restricted by the terms of any confidentiality, license or similar agreement.

3.             Excluded Properties. Notwithstanding the provisions of Section 2, the following items shall not constitute Properties and shall not be sold, assigned or conveyed to EPC, nor shall such items be purchased, acquired or assumed by EPC, pursuant to this Agreement (such interests as described herein below, the “Excluded Properties”):

A. all Permits that are related to the Oil and Gas Properties or the ownership or operation of any thereof but that are not assignable in connection with the transactions contemplated by this Agreement;

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B.      all deposits, cash, checks, funds, accounts receivable and any refund of costs, taxes or expenses borne by ORION, in each case attributable to ORION’s interest in the Properties with respect to any period of time prior to the Closing Date;

C.      all of ORION’s general corporate, tax and, to the extent not directly applicable to the Properties, legal records;

D.      all existing claims, causes of action, litigation or matters, to extent such claims, causes of action, litigation or matters are attributable to or arise out.of acts or events occurring or the ownership or operation of the Properties prior to the Closing Date;

E.      all computer or communications software or intellectual property (including tapes, data and program documentation and all tangible manifestations and technical information relating thereto) owned, licensed or used by ORION, other than the Data; and

F.      any logo, service mark, copyright, trade name or trademark of or associated with ORION or any affiliate of ORION or any business of ORION or any of its affiliates.

4.             Assumed Obligations. EPC shall assume all costs, obligations and liabilities that arise under or relate to the Properties from and after the Closing Date (collectively, the “Assumed Obligations”).

5.             Excluded Liabilities. ORION shall retain, and EPC shall not assume or have any obligation with respect to, all costs, obligations and liabilities (a) that arise under or relate to the Properties prior to the Closing Date, and (b) in respect of any of the Excluded Properties.

6.             Purchase Price. Upon execution of this Agreement and on the terms and subject to the conditions of this Agreement, EPC shall deliver to ORION an amount in cash equal to **** in consideration and exchange for the Properties.

7.             Representations and Warranties of ORION. ORION represents and warrants to EPC as of the Closing Date, as follows:

A.     Organization. ORION is a limited liability company validly existing and in good standing under the laws of the State of Oklahoma. ORION is in good standing and duly qualified to do business in each other jurisdiction in which the conduct of its business or ownership or leasing of its properties makes such qualification or registration necessary.

B.      Authority and Authorization. ORION has full limited liability company power and authority to carry on its business as presently conducted, to enter into this Agreement and the other Transaction Documents to which ORION is a party and to perform its obligations under this Agreement and the other Transaction Documents to which ORION is a party. The execution and delivery by ORION of this Agreement and the other Transaction Documents to which ORION is a party have been, and the performance by ORION of its obligations under this Agreement and the other Transaction Documents to which ORION is a party and the

[**** Confidential portion has been omitted pursuant to a request for confidential treatment and has been filed separately with the SEC.]

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transactions contemplated hereby and thereby shall be, at the time required to be performed hereunder or thereunder, duly and validly authorized by all requisite action on the part of ORION.

C.      Enforceability. This Agreement has been duly executed and delivered on behalf of ORION and constitutes the legal, valid and binding obligation of ORION enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization or moratorium statutes, or other similar Laws affecting the rights of creditors generally or equitable principles (collectively, “Equitable Limitations”). At the Closing, all other Transaction Documents required hereunder to be executed and delivered by ORION shall be duly executed and delivered and shall constitute legal, valid and binding obligations of ORION enforceable in accordance with their terms, except as enforceability may be limited by Equitable Limitations.

D.      No Conflict. The execution and delivery by ORION of this Agreement and the other Transaction Documents to which ORION is a party does not, and the consummation by ORION of the transactions contemplated by this Agreement and the other Transaction Documents to which ORION is a party shall not, (i) violate or be in conflict with, or require the consent of any person or entity under, any provision of ORION’s organizational documents, (ii) conflict with, result in a breach of, or constitute a default (or an event that with the lapse of time or notice, or both would constitute a default) under any material agreement, Lease or instrument to which ORION or any of its affiliates is a party, including but not limited to the Related Contracts, credit agreements, mortgages or hedge agreements, or by which any of the Properties or ORION is bound, (iii) conflict with any provision of any law applicable to ORION, (iv) violate any provision of any judgment, decree, judicial or administrative order, award, writ, injunction, statute, rule or regulation applicable to ORION, or (v) result in the creation of any lien or encumbrance on any of the Properties.

E.      Consents. No governmental approval or consent or approval or consent of any other person or entity is required to be obtained or made by or with respect to ORION in connection with the execution; delivery, and performance of this Agreement (including the assignment of the Properties) or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby, except consents by, required notices to, filings with, or other actions by any governmental entity, including the Commissioners of the Land Office of the State of Oklahoma, in connection with the sale or conveyance of oil and gas leases or interests therein, if the same are customarily obtained routinely and subsequent to such sale or conveyance.

F.      Contracts. Schedule 7(F) includes all of the following contracts, agreements and commitments by which any of the Properties are bound as of the date of this Agreement and any and all amendments, extensions, or other modifications thereof: (i) any agreement with any affiliate of ORION; (ii) any agreement to sell, lease, farmout or otherwise dispose of ORION’s interests in, or obligating ORION to convey any interest in, any of the Oil and Gas Properties, including any exploration agreements or similar agreements pursuant to which a third party may earn an interest in any of the Oil and Gas Properties, other than conventional rights of reassignment; (iii) any operating agreement to which ORION’s interests in any of the Oil and Gas Properties is subject; (iv) any contract that requires ORION to expend more than

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$25,000 in any year in connection with the Properties; (v) all Permits; (vi) all area of mutual interests agreements; (vii) any confidentiality agreements, (viii) any hedging agreement, crude marketing agreement, forward sales contract, gas sales agreement, gas gathering or transportation agreements, and (ix) any other Related Contracts. Except as set forth on Schedule 7(F), (i) all of the Permits, Related Contracts and other obligations of ORION are in full force and effect and (ii) neither ORION nor, to ORION’s knowledge, any other party to such Permits or Related Contracts (A) is in breach of or default, or with the lapse of time or the giving of notice, or both, would be in breach or default, with respect to any of its obligations thereunder or (B) has given written notice or threatened to give notice of any default under or inquiry into any possible default under, or action to alter, terminate, rescind or procure a judicial reformation of any such Permit or Related Contract.

G.       Character of the Properties. Other than the Excluded Properties, (i) all of ORION’s oil and gas interests within the Cowboy Prospect are leasehold interests or interests under forced pooling orders (and not fee or otherwise), (ii) other than the Oil and Gas Properties, except as set forth on Schedule 7(G), ORION does not own any oil and gas interests within the lands encompassed by the Cowboy Prospect, (iii) the Oil and Gas Properties are comprised entirely of undeveloped oil and gas leases and rights under forced pooling orders and are non-producing properties, and (iv) there are no wells currently being drilled on the Oil and Gas Properties by ORION for the production of oil, condensate, natural gas or other hydrocarbons. The Properties do not include any wells producing or capable of producing oil, condensate, natural gas or other hydrocarbons.

H.       Litigation and Claims. There is no litigation or adverse claim or regulatory proceeding pending or, to ORION’s knowledge, threatened (i) with respect to the Properties, or (ii) that challenges or pertains to the execution and delivery of this Agreement or the consummation of the transaction contemplated hereby. Further, to ORION’s knowledge, ORION is not in breach of any of the terms or provisions of the Leases or forced pooling orders comprising the Properties, except for such breaches or defaults as would not have a material adverse effect on the Properties taken as a whole.

I.         Brokerage Arrangements. EPC shall not, directly or indirectly, have any responsibility, liability or expense for any fees, commissions or other similar forms of compensation payable to any broker, finder, investment banker or other similar person based on any arrangement or agreement made by or on behalf of ORION or any of its affiliates in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

J.        Status of ORION. ORION is not a “foreign person” within the meaning of Internal Revenue Code of 1986, as amended, (the “Code”) Section 1445 and will furnish EPC with an affidavit that satisfies the requirements of Code Section 1445(b)(2), in the form attached as Exhibit “E”.

K.       Restrictions on Data. Except as set forth on Schedule 7(K), to ORION’s knowledge, the disclosure of any Data to EPC is not restricted by the terms of any confidentiality, license or similar agreement.

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8.             Representations and Warranties of EPC. EPC represents and warrants to ORION as of the Closing Date, as follows:

A.       Organization. EPC is a corporation, validly existing and in good standing under the laws of the State of Nevada. EPC is in good standing and duly qualified to do business in each other jurisdiction in which the conduct of its business or ownership or leasing of its properties makes such qualification or registration necessary.

B.       Authority and Authorization. EPC has full corporate power and authority to carry on its business as presently conducted, to enter into this Agreement and the other Transaction Documents to which EPC is a party, to purchase the Properties on the terms described in this Agreement and to perform its other obligations under this Agreement and the other Transaction Documents to which EPC is a party. The execution and delivery by EPC of this Agreement and the other Transaction Documents to which EPC is a party have been, and the performance by EPC of its obligations under this Agreement and the other Transaction Documents to which EPC is a party and the transactions contemplated hereby and thereby shall be at the time required to be performed hereunder or thereunder, duly and validly authorized by all requisite action on the part of EPC.

C.       Enforceability. This Agreement has been duly executed and delivered on behalf of EPC and constitutes a legal, valid and binding obligation of EPC enforceable in accordance with its terms, except as enforceability may be limited by Equitable Limitations. At the Closing, all other Transaction Documents required hereunder to be executed and delivered by EPC shall be duly executed and delivered and shall constitute legal, valid and binding obligations of EPC enforceable in accordance with their terms, except as enforceability may be limited by Equitable Limitations.

D.       No Conflict. The execution and delivery by EPC of this Agreement and the other Transaction Documents to which EPC is a party does not, and the consummation by EPC of the transactions contemplated by this Agreement and the other Transaction Documents to which EPC is a party shall not, (i) violate or be in conflict with, or require the consent of any person or entity under, any provision of EPC’s organizational documents, (ii) conflict with, result in a breach of, or constitute a default (or an event that with the lapse of time or notice, or both, would constitute a default) under any agreement or instrument to which EPC or any of its affiliates is a party or is bound, (iii) conflict with any provision of any law applicable to EPC, or (iv) violate any provision of any judgment, decree, judicial or administrative order, award, writ, injunction, statute, rule or regulation applicable to EPC.

E.        Brokerage Arrangements. ORION shall not directly or indirectly have any responsibility, liability or expense for any fees, commissions or other similar forms of compensation payable to any broker, finder, investment banker or other similar person based on any arrangement or agreement made by or on behalf of EPC in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

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F. Litigation and Claims. There is no litigation or adverse claim or proceeding pending or, to EPC’s knowledge, threatened against EPC that challenges or pertains to the execution and delivery of this Agreement or the consummation of the transaction contemplated hereby.

9.             Closing.

A. Closing. The assignment and purchase of the Properties pursuant to this Agreement (the “Closing”) is being consummated on the date hereof, simultaneous with the execution of this Agreement.

B. Closing Deliveries. The following instruments are being delivered in connection with the Closing, each in form and substance satisfactory to ORION and EPC, dated as of the Closing Date, duly executed by authorized officers of each of ORION and EPC (or such third parties as may be required), as applicable, and, where appropriate, acknowledged:

(i)           Two (2) counterparts of an Assignment and Bill of Sale (“Assignment”) from ORION in the form of Exhibit “C” attached hereto sufficient to convey to EPC the Properties, with a special warranty of title by, through and under ORION, but not otherwise.

(ii)          The Participation and AMI Agreement attached hereto as Exhibit “D” (“Participation Agreement”).

(iii)         A certificate from ORION in the form of Exhibit “E” (a) stating that ORION is not a foreign corporation, foreign partnership, foreign trust or foreign estate, (b) providing its U.S. Employer Identification Numbers and (c) providing its addresses, all pursuant to Section 1445 of the Code.

(iv)        All other documents, certificates and other instruments reasonably requested by EPC to be delivered or caused to be delivered by ORION pursuant hereto in order to consummate the transactions contemplated by this Agreement (together with this Agreement, the Assignment, the Participation Agreement and all other agreements, documents and instruments entered into as of or after the date hereof and at or prior to Closing in connection with the transactions contemplated hereby and all certificates delivered by the parties hereto at Closing, the “Transaction Documents”).

C. Within fifteen (15) days after Closing, ORION shall deliver to EPC copies of the Data.

10. Area of Mutual Interest. The Participation Agreement includes a description of lands in Kay County, Oklahoma in which ORION will confine its efforts relative to prospect generation in accordance with the terms of the Area of Mutual Interest (the “AMI”) contained in the Participation Agreement. ORION shall generate prospects and acquire acreage within the AMI in accordance with the terms of the Participation Agreement. All leases so acquired by ORION shall (if EPC elects or is deemed to have elected to participate in such leases pursuant to the terms of the Participation Agreement) be delivered to EPC at ORION’s actual acquired

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net revenue interest. ORION will prepare, execute and deliver assignments to EPC upon payment of its share of the acreage costs for any acreage in which EPC elects to participate, all in accordance with the terms of the Participation Agreement.

11.          Services Performed by ORION. ORION shall, subject to the terms and limitations of the Participation Agreement, be responsible for supervising and overseeing all land, administrative, geological, and engineering services relating to the Cowboy Prospect.

12.          EPC Participation in Drilling. It is understood that the intent of the parties hereto is that EPC and/or its successors or assigns will participate, or will have the right to participate, as applicable, with its undivided forty five percent (45%) ownership interest, proportionately reduced, in the drilling of any wells within the AMI in accordance with the Participation Agreement and the applicable operating agreement governing the leasehold within the AMI, as more particularly described in the Participation Agreement.

13.          Independent Contractor. Both EPC and ORION agree that ORION will act as an independent contractor in the performance of its duties under the terms of this Agreement. Accordingly, ORION shall be responsible for payment of all taxes, including federal, state and local taxes arising out of ORION’s activities in accordance with this Agreement, including by way of illustration, but not limitation, federal and state income taxes, social security taxes, unemployment insurance taxes and any other taxes or business license fees as required by law.

14.          Notices. All notices from one party to the other shall be sent by registered mail, e-mail or facsimile transmission and shall be effective upon receipt thereof. All notices should be addressed to:

EVOLUTION PETROLEUM OK, INC.

2500 CityWest Blvd., Suite 1300

Houston, Texas 77042

Attn: Robert S. Herlin

Phone: (713) 935-0122

Fax: (713) 935-0199

Email: bherlin@evolutionpetroleum.com

ORION EXPLORATION PARTNERS, LLC

4870 South Lewis, Ste 240

Tulsa, Oklahoma 74105

Attn: Steve Miller

(918) 492-0254, Ext 103

(918) 492-0263 Fax

Email: steve@orionexploration.com

15. Miscellaneous.

A.            Personal Nature of Agreement. This Agreement is between EPC and ORION and neither party may delegate or assign any of its rights or duties to anyone else other than a wholly owned subsidiary without the express written consent of the other party, such consent not to be unreasonably withheld; provided, however, either party may assign any of its rights or duties hereunder in conjunction with a corresponding permitted assignment of such party’s interest (either in whole or in part) in and pursuant to the Participation Agreement.

B.            Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

C.            Superseding Effect. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated hereby. This Agreement was prepared jointly by the parties and not by one party to the exclusion of the other.

D.            Controlling Document. In the event of a conflict in the provisions of this Agreement and those of the Participation Agreement, the provisions of the Participation Agreement shall control.

E.            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma.

F.             Jurisdiction and Venue. The parties agree that jurisdiction and venue of any dispute arising from or involving this Agreement shall be brought only in the State District or Federal District Court in Tulsa, Oklahoma.

G.            Survival. Other than those representations and warranties made in Sections  7.A, 7.B, and 7.C, the representations and warranties of ORION made in this Agreement shall survive Closing for a period of twelve (12) months, after which time any liability for a breach of a representation or warranty shall only survive beyond such twelve (12)-month period to the extent a claim for breach of a representation or warranty is asserted in a notice delivered to ORION by EPC during such twelve (12)-month period; provided, however, notwithstanding anything in this Section 15.G to the contrary, there shall be no time limitation as to the bringing of a claim, at law or equity, for the breach of a representation or warranty with respect to fraud, fraudulent inducement, willful misconduct or intentional misrepresentation by ORION. All other representations, warranties and covenants made by each of ORION and EPC in this Agreement shall survive Closing indefinitely.

(H)                Counterpart Execution. This Agreement may be executed in multiple counterparts, and the counterpart signature page for each party may be transmitted to the other party by facsimile or electronic transmission, each of which shall be considered to be the original signature of such party. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signatures thereon and attached to any other counterpart identical thereto.

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[SIGNATURE PAGES FOLLOW]

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Agreed and executed, this 17th day of April, 2012.

EVOLUTION PETROLEUM OK, INC.
By:

ORION EXPLORATION PARTNERS, LLC

By:	/s/ Steve Miller
Steve Miller, President

Signature Page to Lease Acquisition Agreement

Exhibit “A”

To that Lease Acquisition Agreement between Orion Exploration Partners, LLC and
Evolution Petroleum OK, Inc. dated April 17, 2012.

COWBOY PROSPECT

See attached.

Exhibit “A” to Lease Aquisition Agreement

EXHIBIT “B”

To that Lease Acquisition Agreement between Orion Exploration Partners, LLC and
Evolution Petroleum OK, Inc. dated April 17, 2012.

LEASES

See attached.

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EXHIBIT “C”

To that Lease Acquisition Agreement between Orion Exploration Partners, LLC and
Evolution Petroleum OK, Inc. dated April 17, 2012.

FORM OF ASSIGNMENT

See attached.

EXHIBIT C

to Lease Acquisition Agreement

ASSIGNMENT AND BILL OF SALE KNOW ALL MEN BY THESE PRESENTS:

For and in consideration of Ten and no/100 Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Orion Exploration Partners, LLC, an Oklahoma limited liability company, whose address is 4870 South Lewis, suite 240, Tulsa, Oklahoma 74105, hereinafter referred to as “Assignor”, does hereby bargain, sell, convey, assign and deliver unto Evolution Petroleum OK, Inc., a Texas corporation, whose address is 2500 CityWest Blvd., Suite 1300, Houston, Texas 77042, hereinafter referred to as “Assignee”, an undivided forty-five percent (45%) of Assignor’s right, title and interest in, to and under the following other than the Excluded Properties (such undivided forty-five percent (45%) interest hereinafter referred to as the “Subject Interests”):

(a)           The oil and gas leases described on Exhibit “A” attached hereto (the “Leases”) and made a part hereof, the rights and interests of Assignor under any forced pooling orders set forth on Exhibit “A” and any rights of Assignor that arise by operation of law or otherwise in all lands pooled, unitized, communitized or consolidated with such properties (such interest collectively referred to as the “Oil and Gas Properties”); and

(b)           (i) All surface leases, servitudes, easements, right-of-way agreements, licenses or other agreements owned by Assignor that relate to the use and occupancy of the surface of lands comprising, in whole or in part, a portion of the Oil and Gas Properties, (ii) all pooling agreements, farmout agreements, operating agreements and other agreements to which Assignor is a party or successor-in-interest relating to the development and operation of the Oil and Gas Properties, (iii) all agreements by which any of the Oil and Gas Properties were acquired, to the extent still executory, and (iv) all agreements that impose any material obligations and liabilities pertaining to the Oil and Gas Properties, and any and all amendments, ratifications or extensions of the foregoing (collectively, the “Related Contracts”), together with a like interest in all rights of audit held by Assignor with respect to the records of any third party and rights to receive refunds of any nature thereunder to the extent relating to periods from and after the date of this Assignment; and

(c)           To the extent assignable, all franchises, licenses, permits, approvals, consents, certificates and other authorizations and other rights granted by governmental entities that are related to the Oil and Gas Properties or the ownership or operation of any thereof (“Permits”); provided, however, that Assignee’s right with respect to Permits acquired pursuant to this Assignment shall be limited to the receipt by Assignee of its proportionate share of the benefit of the rights and privileges of Assignor with respect to such Permits as an owner of the Oil and Gas Properties; in each case, only to the extent relating to such Oil and Gas Properties; and

(d)           All title information, engineering reports and other technical data, lease and land files, surveys, regulatory filings, magnetic tapes, interpretations, seismic data and licenses and other analyses, books, records and files that relate to the Oil and Gas Properties or other property interests described herein, owned or in the possession of Assignor (“Data”); provided, however, that Assignee’s right with respect to Data acquired pursuant to this subparagraph (d) shall be limited, in each case, to the extent the disclosure of such Data is not restricted by the terms of any confidentiality, license or similar agreements binding on Assignor.

Notwithstanding the provisions of subparagraphs (a) through (d) above, the following items shall not constitute Subject Interests and shall not be sold, assigned or conveyed to Assignee, nor shall such items be purchased, acquired or assumed by Assignee, pursuant to this Assignment (such interests as described herein below, the “Excluded Properties”):

(i)         all Permits that are related to the Oil and Gas Properties or the ownership or operation of any thereof but that are not assignable in connection with the transactions contemplated by this Assignment;

(ii)        all deposits, cash, checks, funds, accounts receivable and any refund of costs, taxes or expenses borne by Assignor, in each case attributable to Assignor’s interest in the Subject Interests with respect to any period of time prior to the date of this Assignment;

(iii)       all of Assignor’s general corporate, tax and, to the extent not directly applicable to the Subject Interests, legal records;

(iv)       all existing claims, causes of action, litigation or matters, to the extent such claims, causes of action, litigation or matters are attributable to or arise out of acts or events occurring or the ownership or operation of the Subject Interests prior to the date of this Assignment;

(v)        all computer or communications software or intellectual property (including tapes, data and program documentation and all tangible manifestations and technical information relating thereto) owned, licensed or used by Assignor, other than the Data; and

(vi)       any logo, service mark, copyright, trade name or trademark of or associated with Assignor or any affiliate of Assignor or any business of Assignor or any of its affiliates.

1.

Nothing contained herein shall be construed as any agreement or obligation on the part of Assignee, its respective successors and assigns, to maintain any Subject Interest in force and effect by the payment of rentals, the drilling of wells, the production of minerals, or otherwise.

2.

Assignor hereby binds itself, its successors and assigns, to warrant and forever defend all and singular title to the Subject Interests unto Assignee and its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof, by, through, or under Assignor (which for the avoidance of doubt includes, without limitation, any person that acquired the Subject Interests on behalf of Assignor (“Assignor’s Acquirer”)), but not

2

otherwise. Assignor covenants that the Subject Interests are free and clear of any outstanding mortgage, deed of trust, lien or encumbrance created by, through or under Assignor or Assignor’s Acquirer, but not otherwise.

3.

Assignor grants and transfers to Assignee, its successors and assigns, to the extent so transferable, the benefit of, and the right to enforce, the covenants and warranties, if any, which Assignor is entitled to enforce with respect to Assignor’s predecessors-in-title to the Subject Interests. The terms and provisions hereof shall extend to and be binding upon Assignor and Assignee and their respective successors and assigns.

4.

In the event this Assignment covers lands in two counties, this instrument may be executed in duplicate originals, with one to be recorded in each county, but with no enlargement or diminishment or duplication of the effect and purpose hereof, or of the percentage interest herein conveyed, to be construed by the preparation and execution of duplicate originals for the convenience of recording in said two counties.

5.

This instrument is made pursuant to the terms and provisions of that certain Lease Acquisition Agreement dated April 17, 2012 (“Purchase Agreement”) by and between Assignor and Assignee and this instrument and the rights and properties assigned hereunder are made subject to the Purchase Agreement.

6.

EXCEPT AS OTHERWISE EXPRESSED IN THE PURCHASE AGREEMENT, ASSIGNOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION, RECORDS OR DATA HERETOFORE OR HEREAFTER MADE AVAILABLE TO ASSIGNEE, EXCEPT THAT ASSIGNOR HAS NOT KNOWINGLY WITHHELD MATERIAL INFORMATION WITH RESPECT TO THE SUBJECT INTERESTS AND HAS NOT KNOWINGLY PROVIDED FALSE, INACCURATE OR MISLEADING INFORMATION WITH RESPECT TO THE SUBJECT INTERESTS. WITHOUT LIMITING THE FOREGOING, EXCEPT AS OTHERWISE EXPRESSED IN THE PURCHASE AGREEMENT, ASSIGNOR MAKES NO REPRESENTATION OR WARRANTY AS TO THE POTENTIAL FOR PRODUCTION OF OIL, GAS OR OTHER HYDROCARBONS FROM THE SUBJECT INTERESTS.

[Signature pages follow]

3

IN WITNESS WHEREOF, this instrument is dated effective the 17th day of April, 2012.

ASSIGNOR:

ORION EXPLORATION PARTNERS, LLC

By:
Steve Miller
President

STATE OF TEXAS

) ss.

COUNTY OF HARRIS

On this 17th day of April, 2012, before me, the undersigned Notary Public in and for said County and State, personally appeared Steve Miller, to me known to be the identical person who executed the foregoing instrument and acknowledged to me that he executed the same as President of Orion Exploration Partners, LLC, an Oklahoma limited liability company, on behalf of said limited liability company for the uses and purposes therein set forth.

Witness my hand and official seal the day and year last above written.

My Commission Expires:

Notary Public

4

ASSIGNEE:

EVOLUTION PETROLEUM OK, INC.

By:
Daryl Mazzanti
Vice President/Operations

STATE OF TEXAS

) ss.

COUNTY OF HARRIS

On this 17th day of April, 2012, before me, the undersigned Notary Public in and for said County and State, personally appeared Daryl Mazzanti, to me known to be the identical person who executed the foregoing instrument and acknowledged to me that he executed the same as Vice President/Operations of Evolution Petroleum OK, Inc., a Texas corporation, on behalf of said corporation for the uses and purposes therein set forth.

Witness my hand and official seal the day and year last above written.

My Commission Expires:

Notary Public

5

EXHIBIT “D”

To that Lease Acquisition Agreement between Orion Exploration Partners, LLC and Evolution Petroleum OK, Inc. dated April 17, 2012.

PARTICIPATION AND AMI AGREEMENT

See attached.

PARTICIPATION AND AMI AGREEMENT

COWBOY PROSPECT

This Participation and AMI Agreement (the “Agreement”) is by and between Orion Exploration Partners, LLC, an Oklahoma limited liability company (“ORION”), and Evolution Petroleum OK, Inc., a Texas corporation (“EPC”). EPC and ORION and/or their respective permitted assignees (each individually a “PARTY” and collectively the “PARTIES”) desire to set forth the terms and conditions of their agreement concerning each PARTY’s participation in ORION’s Cowboy Prospect encompassing the lands described in Exhibit “A”  attached hereto, all of said lands being located in Kay County, Oklahoma (the “Project”).

A.                                    Contemporaneously with the execution of this Agreement, ORION and EPC have consummated a purchase and sale transaction under a Lease Acquisition Agreement dated April 17, 2012 (“Purchase Agreement”), pursuant to which EPC has acquired an undivided interest in the oil, gas and/or mineral leases, interests acquired under forced pooling orders or farmin agreements and other related interests owned by ORION and described on Exhibit “B” attached hereto (the “Initial Interests”) equal to EPC’s Proportionate Share (as defined below) of ORION’s interest in and to the Initial Interests:

B.                                    Each of the Initial Interests is located within the Project.

C.                                    Subject to the other terms of this Agreement, each PARTY has agreed to participate with an undivided interest in the Project as set forth opposite its name in the table set forth below (each such PARTY’s interest set forth in such table is herein referred to as such PARTY’s “Proportionate Share”):

PARTY	Proportionate Share

EPC	45%
ORION	55%

Total:	100%

D.                                    It is the PARTIES’ intent that ORION will acquire additional Drilling Rights (as defined below) within the Project and that each PARTY will, or will have the opportunity to, acquire its Proportionate Share of any new Drilling Rights acquired in accordance with the terms and conditions of this Agreement and to participate in the exploration and development of the Project.

E.                                     Capitalized terms not defined above or in the body of this Agreement shall have the meanings given to them in Section XIX(a) below.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual promises, covenants, terms, conditions and provisions contained in this Agreement, the PARTIES hereby agree as follows:

I.                                        QUARTERLY MEETINGS

Once every three (3) months during the term of this Agreement, the PARTIES shall meet at a mutually agreed time in ORION’s offices to conduct a review of the activities under this Agreement and ORION’s plans and budgets for activities under this Agreement for the following twelve (12) months, including proposed leasing activities, technical updates, and drilling, workover and other well operation schedules. As a forty-five percent (45%) owner of the Initial Interests and a development co-tenant in the Project (subject to provisions of this Agreement), ORION agrees that EPC shall have meaningful input at such meetings respecting ORION’s proposed budgets, leasing activities and drilling schedules. To facilitate EPC’s ability to make substantive contributions at quarterly meetings, ORION shall, in advance of such meetings, deliver in writing to EPC a meeting agenda that sets forth (a) specific opportunities within the lands covered by the Project (all lands within the Project, the “AMI”) in which ORION will recommend the immediate acquisition of Drilling Rights for future exploration and development (with the anticipated Acquisition Costs incident to acquiring such Drilling Rights, if available), (b) drilling plans (whether producing wells or saltwater disposal wells) for the ensuing twelve (12) months including, to the extent determined by ORION, proposed well locations, planned lateral lengths and anticipated Well Costs (as defined herein), and (c) technical topics and/or budget issues to be discussed at the upcoming meeting.

II.                                   LEASE ACQUISITION

(a)                                 ORION Acquired Leases.

(i)                                          From the date hereof until September 30, 2012 (“Acquisition Period”), ORION shall conduct, direct and control the acquisition of Drilling Rights in the AMI on behalf of EPC and itself. During the Acquisition Period, ORION shall, subject to the partial reimbursement obligations of EPC set forth below, be responsible for payment of all third-party costs associated with the acquisition of Drilling Rights within the AMI, such as, but not limited to, mineral takeoffs, oil and gas lease ownership reports and legal expenses directly and reasonably incurred in acquiring the Drilling Rights (but specifically excluding acquisition, drilling or division order title opinions), oil and gas lease bonuses, delay rentals, all third-party expenses and/or fees associated with farming-in Drilling Rights, purchasing mineral interests and/or royalties, broker’s fees, prepaid rentals and/or any other third party expense incurred and paid by ORION in acquiring the Drilling Rights (hereinafter referred to as “Acquisition Costs”). For the avoidance of doubt, Acquisition Costs shall include no overhead, general and administrative or other internal expenses of ORION associated with the acquisition of Drilling Rights; ORION acknowledging that its use of company employees or other resources are being fully compensated for by EPC through its payment of the AMI Management Fee.

(ii)                                       During the Acquisition Period, ORION shall acquire Drilling Rights in the AMI on behalf of EPC and itself; provided, however, ORION shall not expend on behalf of EPC and itself more than $100,000 per month for the combined interests of ORION and EPC (“Monthly Cap”) for Drilling Rights within the AMI without the prior written approval of EPC. If such expenditure threshold is exceeded and EPC does not give its prior written approval, such Drilling Rights acquired by ORION that are attributable to Acquisition Costs in excess of the Monthly Cap (“Excess Drilling Rights”) shall be treated as AMI Interests subject to Section II(b) below. At the end of each calendar month, ORION shall deliver written notice to EPC notifying it of (A) the Drilling Rights acquired within the AMI in the previous month, including the material terms and conditions of each Drilling Right, and (B) the Governmental Section within which each Drilling Right is located, in addition to the information required pursuant to Section II(c) below. EPC shall be obligated to pay for its Proportionate Share of such Drilling Rights (including any Drilling Rights acquired before the date hereof but not included in the Initial Interests) on an actual cost basis (i.e. actual Acquisition Costs) plus a one percent (1%) AMI Management Fee (the “AMI Management Fee”); provided, however, that the AMI Management Fee shall not be applicable or due from EPC for any Drilling Rights comprised of interests acquired by or on behalf of ORION through forced pooling proceedings brought before the Oklahoma Corporation Commission (“OCC”).

(iii)                                    ORION will send a joint interest billing (“JIB”) to EPC for its share of Acquisition Costs (determined in accordance with the above) incurred for Drilling Rights acquired the previous month within the AMI, plus the AMI Management Fee, on or before the 10th day of each month. The JIB shall itemize Acquisition Costs on a Governmental Section-by-Governmental Section basis. EPC shall pay all JIBs within twenty (20) days from receipt thereof or the last day of the month, whichever is later. If EPC fails to pay a JIB when due, and such failure to pay is not remedied within ten (10) days following receipt by EPC of ORION’ s written notice of such failure to pay, EPC shall be in breach of this Agreement and, in addition to all other remedies available to ORION, at law or equity, EPC shall have no (A) right, title or interest in and to the applicable Drilling Rights subject to such non-payment and (B) rights to participate in the drilling of any wells proposed by ORION within the Governmental Section(s) subject to such non-payment for so long as such invoiced amounts remain outstanding. Notwithstanding the foregoing, EPC shall have no obligation to pay any items disputed in good faith set forth on a JIB until such dispute has been resolved in accordance with this Agreement or the applicable Operating Agreement; the intent being that, pending resolution of any amount disputed in good faith, EPC shall not be penalized under this Section ll(a)(iii) in connection with such disputed amounts; provided, however, that, pending resolution of any such dispute, EPC shall pay (X) all undisputed amounts when due under this Section II(a)(iii), and (Y) in connection with any wells or operations in which EPC elects to participate under this Agreement or the applicable Operating Agreement, EPC shall pay when due its Proportionate Share (proportionately reduced, if applicable, to its working interest in the applicable Drilling Unit) of any Drilling and Completion Costs, Fracing Costs, or other Well Costs in accordance with the terms and conditions of this Agreement and the applicable Operating Agreement.

(iv)                                   ORION shall assign to EPC its Proportionate Share of the Drilling Rights acquired pursuant to this Section II(a). In assigning Drilling Rights to EPC, ORION shall use a form of Partial Assignment of Oil and Gas Leases (“Assignment”) substantially identical to the Partial Assignment of Oil and Gas Leases attached hereto as Exhibit “C”. ORION will execute and deliver to EPC each Assignment of Drilling Rights within five (5) days of receipt of payment by EPC of its Proportionate Share of Acquisition Costs for such Drilling Rights plus the

AMI Management Fee; provided, however, upon termination of this Agreement, ORION shall, within five (5) Business Days of termination, prepare and deliver an Assignment to EPC of any previously unassigned Drilling Rights owed to EPC. Notwithstanding anything in this Section II(a)(iv) to the contrary, ORION may withhold Assignments of Drilling Rights for so long as EPC has not paid any outstanding invoices for any such Drilling Rights submitted by ORION, as provided herein. Once an Assignment from ORION to EPC is required to be made hereunder, regardless of when actually executed or delivered, the interest to be assigned shall be deemed earned as of the effective date of the conveyance into ORION of such interest, and ORION shall then be obligated to execute and deliver the Assignment as provided herein, and ORION shall protect and defend the title to each earned interest until the Assignment thereof is executed and delivered to EPC.

(b)                                 Other Drilling Right Acquisitions; AMI Interests.

(i)                                          Nothing herein shall prohibit any PARTY from acquiring any Drilling Rights or any interest in salt water disposal facilities; provided that if, during the AMI Term (A) EPC should acquire any Drilling Rights or any interests in any salt water disposal facilities within the AMI, or (B) ORION should acquire any Drilling Rights or any interests in any salt water disposal facilities within the AMI after the Acquisition Period, or any Excess Drilling Rights during the Acquisition Period (in each case, an “Acquiring Party” and each such acquired interest, an “AMI Interest”), the other PARTY shall have a first and prior right to acquire its respective Proportionate Share of such AMI Interest on the terms and provisions provided in this Section II(b).

(ii)                                       In the event an Acquiring Party acquires or proposes to acquire an AMI Interest, the Acquiring Party shall promptly give written notice thereof (an “Acquisition Notice”) to the other PARTY (the “Notified Party”) and the Notified Party shall have thirty (30) days after receipt of the Acquisition Notice within which to elect to participate as to its Proportionate Share of such AMI Interest (and failure to respond in writing within said time shall be deemed an election not to so acquire). If a Notified Party elects or is deemed to have elected not to participate as to its Proportionate Share in such AMI Interest, the non-participating Notified Party shall have no right, title or interest in or claim to such AMI Interest. In the event a Notified Party elects to participate in the AMI Interest, then such AMI Interest shall become subject to this Agreement; otherwise (i.e. if a Notified Party fails to timely elect, or affirmatively elects not, to participate), the acquired AMI Interest shall be owned by the Acquiring Party and shall not be subject to the terms and provisions of this Agreement.

(iii)                                    If a Notified Party timely elects to acquire its share of any AMI Interest, then such Notified Party (a “Participating Party”) shall be deemed to have incurred an irrevocable (A) obligation and agreement to pay its Proportionate Share of the actual cost and expenses which are or become due and payable to acquire or earn the AMI Interests (“AMI Interest Costs”), and (B) assumption of its share of all other obligations under any purchase and sale agreements, farmouts or other agreements applicable to such jointly acquired AMI Interests. In the event a Participating Party shall fail to timely pay any amounts due under clauses (A) or (B) above (i.e., in the manner prescribed in Section II(a)(iii) above including, for the avoidance of doubt, the ten-day cure period provided for in Section II(a)(iii)), the Acquiring Party may elect by written notice to such defaulting party given at any time after such failure to pay and prior to receipt of payment to treat such defaulting party as a non-participating Notified Party under clause (ii) of this Section II(b), in which event such deemed non-participating Notified Party shall have no right, title or interest in and to the applicable AMI Interest that may be acquired or earned.

(iv)                                   In the case of a farmout, notwithstanding Section II(b)(iii)(A) above, no Participating Party shall be required to join in and pay for the completion of any well once casing point has been reached (if there is a casing point election under the applicable farmout or operating agreement) or to join in and pay for the drilling of any well if under the farmout the drilling of such well is optional rather than obligatory. If a farmout is acquired under which the drilling of any well is optional and any Participating Party elects not to join in the drilling of such well, then all Drilling Rights that may be earned (including rights to drill subsequent wells and earn additional Drilling Rights) by the drilling of such well shall be relinquished and all such rights shall be owned by the PARTY participating in the drilling of such well. A PARTY which has participated in the drilling of a well under a farmout but which elects not to participate in a completion attempt shall not be entitled to participate and acquire any interest in Drilling Rights earned by the drilling of such well if the farmout requires a completion attempt or a producing well to earn the Drilling Rights subject to the farmout, but the Drilling Rights earned shall be owned solely by the PARTY completing the earning well.

(v)                                      In assigning any AMI Interest to a Participating Party, the Acquiring Party shall use the form of the Assignment. The provisions of this Section II(b) shall apply only to AMI Interests acquired by (A) EPC after the date of this Agreement and during the AMI Term, and (B) ORION after the end of the Acquisition Period and during the AMI Term or, to the extent such AMI Interests are Excess Drilling Rights, at any time after the date of this Agreement and during the AMI Term.

(c)                                  Information to be Provided. In the event a PARTY is required to offer the other PARTY the right to participate in the acquisition of any Drilling Rights or AMI Interests pursuant to this Section II, the PARTY offering such rights shall include in the offer notice to the other PARTY copies of all relevant agreements, including any proposed purchase and sale agreement or, if no such agreement exists, a term sheet showing the relevant acquisition terms including a schedule of any leases to be acquired or earned, the Acquisition Costs, AMI Interest Costs or, if a farmout, an AFE for the estimated actual costs of performing the operations necessary to earn the interest under the farmout, copies of all title information pertaining to the Drilling Rights or AMI Interests to be acquired that is available to the offering PARTY (including the net acres available, applicable primary terms and applicable lessor’s royalties), a copy of any Phase I environmental site assessment obtained and, if the acquisition is a saltwater disposal well, the capacity and condition of the well (including, if in such offering PARTY’s actual possession or reasonably accessible to the offering PARTY free of cost, evidence that such well has passed, or is able to pass, mechanical integrity tests). In addition to the foregoing, the offering PARTY shall deliver to the other PARTY copies of such additional agreements, data, schedules, and other information in the offering PARTY’s possession as the other PARTY may reasonably request in order to evaluate whether to participate in the acquisition of the Drilling Rights or AMI Interests. In the case of a saltwater disposal facility, if the Acquiring Party has not conducted or obtained a Phase I environmental site assessment, a Notified Party shall have the right to conduct its own Phase I environmental site assessment with respect to the facility to be acquired in which event the Notified Party shall have sixty (60) days after receipt of the Acquisition Notice to elect to acquire its Proportionate Share in the saltwater disposal facilities.

(d)                                 Affiliate Acquisitions. The provisions of this Section II shall apply to Drilling Rights and AMI Interests acquired not only by the PARTIES, but also to Drilling Rights and AMI Interests so acquired by any Affiliate of a PARTY or a representative or agent of either of them. Each PARTY covenants and agrees with the other PARTY that it will cause each of its Affiliates, representatives and agents to comply with the provisions of this Section II in the same manner and with the same effect as if such Affiliate, representative or agent was a PARTY. Further, each PARTY agrees to indemnify and hold harmless the other PARTY from any and all losses and damages for failure to fully comply with the foregoing covenant and agreement respecting such PARTY’s Affiliates, representatives or agents.

III.                              TITLE REPRESENTATIONS AND VERIFICATION OF DRILLING RIGHTS

The representations of title made by any PARTY herein, as well as all Assignments required herein to be made, or caused to be made, by a PARTY, are made without warranty of title except by, through or under the PARTY (which for the avoidance of doubt, will include any parties acquiring Drilling Rights or AMI Interests on behalf of a PARTY), but not otherwise. Except for the special warranty of title set forth in the Assignment, no PARTY makes any other warranty of title regarding Drilling Rights or AMI Interests acquired hereunder.

IV.                               COMMITMENT WELLS

(a)                                 Designation of Commitment Wells. As used herein, the “Commitment Wells” shall be (i) the first three (3) wells drilled under this Agreement, plus (ii) subject to Section IV(b) below, a single, substitute well (“Substitute Well”), if any, for the first well which fails to meet the “Qualifying Criteria” as defined below for a saltwater disposal well or horizontal producing well. The PARTIES contemplate that the first three (3) Commitment Wells shall be as follows, each of which being more particularly described on Exhibits “E-1”, “E-2” and “E-3”, inclusive of the applicable AFEs:

Well Name; Surface
Well		Location; Objective
No.	Well Type	Formation	Qualifying Criteria

1	Saltwater disposal well	Hercyk SWD #1-31, located 150’ fnl, 150’ fwl, Section 31-27N-2E, Kay County, Oklahoma; Objective Formation:	Must be drilled and completed to the Arbuckle Arbuckle

2	Horizontal, producing	Sneath #1-24H with a surface location 175’ fsl, 900’ fel, Section 24-27N-1E;	Well must be drilled to at least a 1,500’ horizontal

		with a proposed bottom hole location 150’ fnl, 1,900’ fel, Section 24-27N-1E, Kay County, Oklahoma; Objective Formation: Mississippian Formation	displacement in the Mississippian Formation (in accordance with the applicable AFE)

3	Horizontal, producing

Hendrickson Trust #1-1H, with a surface location 150’ fnl, 660’ fel, Section 1-26N-1E; with a proposed bottom hole location 150’ fsl, 660’ fel, Section 1-26N-1E, Kay County, Oklahoma; Objective Formation: Mississippian Formation

Well must be drilled to at least a 1,500’ horizontal displacement in the Mississippian Formation (in accordance with the applicable AFE)

The PARTIES agree that the Hercyk SWD #1-31 well will be the first well drilled under this Agreement. For the avoidance of doubt, EPC is committing under this Section IV to participate in a maximum of one (1) Substitute Well.

(b)                                 Commitment to Participate. Each PARTY hereby irrevocably commits to participate and prepay for its Proportionate Share (proportionately reduced, if applicable, to its working interest in a Drilling Unit) of the cost to drill and complete (or plug and abandon) the Commitment Wells together with a one percent (1%) Management Fee, all as more fully set forth below. The anticipated spud date for the first of the Commitment Wells is May 15, 2012, with the third of the Commitment Wells to be spud no later than September 1, 2012; provided, however, ORION shall, subject to any delay due to Force Majeure, use commercially reasonable efforts to spud the third Commitment Well no later than August 1, 2012. Each Commitment Well shall be drilled and completed (or plugged and abandoned) in accordance with the terms and conditions of this Agreement, and, to the extent not inconsistent with this Agreement, the Operating Agreement. EPC shall have no right to go non-consent in or, prior to ORION’s drilling and, if applicable, completion of the applicable Commitment Well, to propose an alternative operation to any Commitment Well. If; during the drilling of a Commitment Well, the same is abandoned prior to such Commitment Well meeting the Qualifying Criteria for such well due to (A) mechanical difficulties, down hole obstructions, the encountering of granite or other practically impenetrable rock or substances, or (B) the encountering of conditions in the hole which render further operations impractical, or (C) any other reason not within ORION’s control, the following shall apply:

(i)                                          If such abandoned well was the first Commitment Well that failed to meet the Qualifying Criteria, such abandoned well shall not count as one of EPC’s obligatory Commitment Wells under this Agreement, the number of Commitment Wells required under this Agreement shall not be reduced by the attempted drilling of such abandoned well and EPC shall be obligated to participate in a Substitute Well for such abandoned well (which Substitute Well shall count as one of EPC’s obligatory Commitment Wells).

(ii)           To the extent EPC funds its Proportionate Share (proportionately reduced, if applicable, to its working interest in a Drilling Unit) and Carry Share of Well Costs, whether for a completed Commitment Well, a failed (i.e., plugged and abandoned) Commitment Well, an abandoned well under this Section IV(b) or a Substitute Well proposed by ORION pursuant to this Section IV, such well shall be treated as a Carry Well and such expenditures shall apply, dollar for dollar, against the Carry Cap; in each case, for purposes of Section V below.

(c)                   Payment of Well Costs for Commitment Wells. ORION shall require prepayment of Drilling and Completion Costs and Fracing Costs for each of the Commitment Wells to be drilled pursuant to this Agreement, payable by EPC as follows:

(i)            On the date hereof, ORION will deliver an invoice to EPC for estimated Drilling and Completion Costs applicable to the first Commitment Well (Hercyk SWD #1-31) (based upon the AFE attached hereto as a part of Exhibit “E-1”) and EPC shall pay its Proportionate Share and Carry Share of such Drilling and Completion Costs contemporaneously with the execution of this Agreement;

(ii)           With respect to the second Commitment Well (Sneath #1-24H), (A) EPC shall pay on the date hereof its Proportionate Share (proportionately reduced, if applicable, to its working interest in the applicable Drilling Unit) and Carry Share of ten percent (10%) of the Drilling and Completion Costs (based upon the applicable AFE attached hereto as a part of Exhibit “E-2”) for such second Commitment Well, and (B) ORION shall deliver to EPC an invoice for the portion of the Drilling and Completion Costs (based upon the applicable AFE) not paid under clause (A) above no earlier than twenty (20) Business Days prior to the date the drilling rig is scheduled to be moved onto the well location for the second Commitment Well and EPC shall pay its Proportionate Share (proportionately reduced, if applicable, to its working interest in the applicable Drilling Unit) and Carry Share of such Drilling and Completion Costs within ten (10) Business Days of EPC’s receipt from ORION of such invoice;

(iii)          With respect to the third Commitment Well (Hendrickson Trust #1-1H), (A) EPC shall pay on the date hereof its Proportionate Share (proportionately reduced, if applicable, to its working interest in the applicable Drilling Unit) and Carry Share of fifteen percent (15%) of the Drilling and Completion Costs (based upon the applicable AFE attached hereto as a part of Exhibit “E-3”) for such third Commitment Well, and (B) ORION shall deliver to EPC an invoice for the portion of the Drilling and Completion Costs (based upon the applicable AFE) not paid under clause (A) above no earlier than twenty (20) Business Days prior to the date the drilling rig is scheduled to be moved onto the well location for the third Commitment Well and EPC shall pay its Proportionate Share (proportionately reduced, if applicable, to its working interest in the applicable Drilling Unit) and Carry Share of such Drilling and Completion Costs within ten (10) Business Days of EPC’s receipt from ORION of such invoice;

(iv)          Should the Substitute Well prove necessary, ORION will deliver to EPC an AFE for such Substitute Well, whereupon (A) EPC shall pay within fifteen (15) days of its receipt of such AFE its Proportionate Share (proportionately reduced, if applicable, to its working interest in the applicable Drilling Unit) and Carry Share of ten percent (10%) of the

Drilling and Completion Costs for such Substitute Well (based upon such AFE), and (B) ORION shall thereafter deliver to EPC an invoice for the portion of the Drilling and Completion Costs (based upon such AFE) not paid under clause (A) no earlier than twenty (20) Business Days prior to the date the drilling rig is scheduled to be moved onto the well location for the Substitute Well and EPC shall pay its Proportionate Share (proportionately reduced, if applicable, to its working interest in the applicable Drilling Unit) and Carry Share of the balance of such Drilling and Completion Costs within ten (10) Business Days of EPC’s receipt from ORION of such invoice;

(v)           ORION shall separately invoice EPC for Fracing Costs applicable to each Commitment Well other than the Hercyk SWD #1-31. ORION’s invoice shall be tendered to EPC no earlier than thirty (30) days prior to the date fracing operations are scheduled to commence and EPC shall then have ten (10) days after receipt of invoice within which to pay its Proportionate Share (proportionately reduced, if applicable, to its working interest in the applicable Drilling Unit) and Carry Share of the invoiced Fracing Costs; and

(vi)          Notwithstanding anything contained in this Section IV(c) to the contrary, EPC’s obligation to pay its Carry Share of invoiced Drilling and Completion Costs, Fracing Costs and/or other Well Costs is expressly subject to the Carry Cap and EPC’s rights under Section V(b) below; the intent being that EPC shall fund only its Proportionate Share (and not its Carry Share), proportionately reduced, if applicable, to its working interest in the applicable Drilling Unit, of Drilling and Completion Costs, Fracing Costs and/or other Well Costs to the extent invoiced amounts exceed the Carry Cap or EPC exercises its right to satisfy its carry obligations under this Agreement by paying ORION the balance of the Carry Cap pursuant to Section V(b).

(d)           Failure to Pay. If EPC fails to pay any invoice from ORION pursuant to Section IV(c) for the prepayment of costs with respect to a Commitment Well by the date such prepayment is due, and such failure to pay is not cured within ten (10) Business Days of EPC’s receipt of a written notice from ORION of such failure to pay, then EPC shall be considered in breach of its obligations under this Agreement. In have event, at ORION’s option, in lieu of all other remedies available to ORION, (i) EPC shall have no rights in the applicable Commitment Well, (ii) all rights of EPC in this Agreement and in the Project shall terminate, and (iii) except as hereinafter provided in this Section rv(d), all of EPC’s right, title and interest in the Initial Interests shall automatically be relinquished and re-vested in ORION and EPC shall reassign to ORION all of its right, title and interest in the Initial Interests under this Agreement, free of all lease burdens, overriding royalties, payments out of production or any other encumbrances created by, through or under EPC but not otherwise; provided, however, that EPC shall retain all right, title and interest in (A) any Commitment Well drilled for which EPC has timely and fully paid all properly submitted invoices, and (B) the associated acreage assigned to EPC in the applicable Governmental Section for any such timely and fully paid for Commitment Well.

V. CARRY WELLS

(a)           Carried Interest. EPC agrees that the Commitment Wells and next ensuing Subsequent Wells that are either saltwater disposal wells or wells targeting the Mississippian Formation (as set forth in the applicable AFE) proposed and drilled under this Agreement while any balance remains under the Carry Cap (each a “Carry Well”), shall be subject to an absolute obligation of EPC (subject, however, to Section XIII) to pay, on behalf of ORION, in addition to EPC’s Proportionate Share due hereunder (if applicable), the lesser of (“Carry Share”) (i) an undivided 1/8 of the 8/8ths working interest, or (ii) such amount, if any, that would not reduce ORION’s proportionate working interest or cost share to less than ten percent (10%) of 8/8ths, of all Well Costs incurred in connection with each Carry Well until the aggregate of all Well Costs incurred by EPC and attributable to the Carry Share has equaled $2,216,565.00 (“Carry Cap”). For the avoidance of doubt, as an example of the application of the foregoing: (i) if the PARTIES own a combined 100% of the working interests in a Drilling Unit, for each Carry Well EPC shall pay (subject to the Carry Cap) 57.5% of all Well Costs and ORION shall pay (subject to the Carry Cap) 42.5% of all Wells Costs, but each PARTY shall receive its Proportionate Share of the revenues attributable to each such Carry Well; (ii) if the PARTIES own a combined 60% of the working interests in a Drilling Unit, for each Carry Well EPC shall pay (subject to the Carry Cap) 39.5% of all Well Costs and ORION shall pay (subject to the Carry Cap) 20.5% of all Well Costs, but each PARTY shall receive its Proportionate Share (proportionately reduced, if applicable, to its working interest in the Drilling Unit) of the revenues attributable to each such Carry Well, and (iii) if the PARTIES own a combined 30% of the working interests in a Drilling Unit, for each Carry Well EPC shall pay (subject to the Carry Cap) 20% of all Well Costs and ORION shall pay (subject to the Carry Cap) 10% of all Well Costs, but each PARTY shall receive its Proportionate Share (proportionately reduced, if applicable, to its working interest in the Drilling Unit) of the revenues attributable to each such Carry Well.

(b)           Carry Well Limitations. ORION may not propose more than one (1) Carry Well targeting the Mississippian Formation per Governmental Section prior to April 1, 2013 without EPC’s consent so long as any balance remains under the Carry Cap.

(c)           Election by EPC to Prepay Carry. At any time prior to the election required to be made under Section XIII, EPC has the sole right to elect to tender to ORION the remaining balance owed on the Carry Cap in lieu of treating any ensuing well(s) as a Carry Well(s). In such event, upon receipt by ORION of EPC’s payment of the remaining balance of the Carry Cap, all ensuing wells shall be Subsequent Wells subject to the provisions of Section VI below and shall not be Carry Wells.

(d)           Successor Obligations. EPC’s obligations with respect to each Carry Well shall be a covenant running with the land and shall burden and bind all permitted assignees of EPC under this Agreement and the properties subject hereto.

VI. SUBSEQUENT WELLS

(a)           Well Proposals. After all of the Commitment Wells are drilled, completed and, if applicable, producing, or abandoned without being completed, ORION will continue to propose additional wells within the AMI (each a “Subsequent Well”) (i) with no more than one producer and one salt water disposal well to be proposed at any one time, and (ii) during the term of this Agreement, with no more than a total of fourteen (14) wells (which shall include the Commitment Wells and other salt water disposal wells, as applicable) proposed within a twelve (12) month period; provided that the limitations of clauses (i) and (ii) above may be waived by the written consent of the PARTIES. Should ORION fail to propose Subsequent Wells at a pace no fewer than three (3) wells per six (6) month period (beginning on the date hereof), EPC may propose Subsequent Wells thereafter and shall further have the right to operate each such Subsequent Well proposed by it pursuant to this sentence if ORION elects not to participate in and operate such Subsequent Well. Notwithstanding anything in this Agreement to the contrary, if ORION is unable, in whole or in part, to meet the obligations under this Agreement for the spudding (as applicable) and/or drilling of the Commitment Wells or any Subsequent Well due to Force Majeure, the obligations shall be suspended during, but no longer than, the continuance of the Force Majeure event. ORION shall remedy such Force Majeure event with all reasonable dispatch. All proposals for Subsequent Wells shall be in accordance with the terms of the applicable Operating Agreement under Section X below; provided, however, that regardless of whether a Subsequent Well is proposed by ORION or EPC, each PARTY shall have thirty (30) days from receipt of the proposal within which to make its election whether or not it will participate in the drilling of the Subsequent Well, with failure to respond being deemed an election to not participate. During the term of this Agreement, ORION shall not have more than one drilling rig operating within the AMI, unless consented to in writing by EPC; provided, however, notwithstanding the foregoing, ORION may have a second drilling rig operating within the AMI for no more than forty-five (45) days each calendar year.

(b)           Participation Elections in Carry Wells.

(i)         Notwithstanding the provisions of the applicable Operating Agreement entered into or governing pursuant to Section X below, if a PARTY should elect not to participate in an initial Subsequent Well drilled in a Drilling Unit that is also a Carry Well, such Drilling Unit to be identified by Operator in its AFE for such Carry Well to be drilled in any Drilling Unit, such PARTY shall forfeit all of its interest in the Drilling Unit; provided that such Carry Well is commenced no later than ninety (90) days after expiration of the thirty (30) day notice period. If the Carry Well is not commenced within such ninety (90) day period and if any PARTY still desires to drill the Carry Well, written notice proposing the Carry Well must be resubmitted to the PARTIES in accordance herewith as if no prior proposal had been made. Any PARTY electing not to participate in a Carry Well in a Drilling Unit shall assign to the PARTY who elected to participate all of such non-participating PARTY’s interest in the designated Drilling Unit, free of all lease burdens, overriding royalties, payments out of production or any other encumbrances created by, through or under the non-participating PARTY but not otherwise, within thirty (30) days following the date the Carry Well is completed or plugged and abandoned, subject to the provisions of the preceding two sentences.

(ii)        If a PARTY elects to participate in the drilling of an initial Subsequent Well drilled in a Drilling Unit that is also a Carry Well, then that PARTY shall have the elections provided for in the governing Operating Agreement on all further Subsequent Wells within that Drilling Unit.

(c)          Participation Elections in Subsequent Wells other than Carry Wells.

(i)                 Notwithstanding the provisions of the applicable Operating Agreement entered into or governing pursuant to Section X below, if a PARTY should elect not to participate in a Subsequent Well that is the initial Subsequent Well (but not a Carry Well) drilled in a Drilling Unit (a “Post-Carry Well”), such Drilling Unit to be identified by Operator in its AFE for the Post-Carry Well to be drilled in any Drilling Unit, such PARTY shall farmout and assign to the participating PARTY, and the participating PARTY shall have the right to receive, all of such non-participating PARTY’s interest in the objective formation within the designated Drilling Unit and all rights in, to and within the wellbore (and any hydrocarbons produced therefrom) as to the objective formation and any other formation from the surface of the earth to the top of the objective formation; provided, however, that such farmout of a nonparticipating PARTY’s interest in the designated Drilling Unit shall be (A) on the terms of the election provided for in the applicable OCC pooling order for a leased party in the applicable Drilling Unit, or (B) if no OCC pooling order applies to the applicable Drilling Unit, the nonparticipating PARTY shall be entitled to retain an undivided five percent (5%) overriding royalty interest, proportionately reduced, in the Drilling Unit insofar, and only insofar, as to the lands and formations farmed out under this Section VI(c); and, in either case, an appropriate assignment, free of all lease burdens, overriding royalties, payments out of production or any other encumbrances (except for any overriding royalty interest owed the non-participating PARTY under this Section VI(c)) created by, through or under the non-participating PARTY but not otherwise, shall be executed and delivered by the non-participating PARTY to the participating PARTY.

(ii)                   If a PARTY elects to participate in the drilling of a Post-Carry Well in a Drilling Unit, then that PARTY shall have the elections provided for in the governing Operating Agreement on all further Subsequent Wells within that Drilling Unit.

(d)           Farmout Relinquishments. Notwithstanding any provisions of the Operating Agreement to the contrary, in no event shall a PARTY which becomes a non-consenting party as to the drilling of any well which under, a farmout is required to be drilled in order to earn a leasehold assignment under such farmout be entitled to participate in or acquire any leases earned if such leasehold assignment would not have been earned if such well were not drilled.

(e)           Third-Party Proposals. If a third party proposes the drilling of a well on property within the AMI in which both ORION and EPC own a leasehold interest pursuant to this Agreement, or on property pooled or unitized therewith, and the PARTIES are bound by an operating agreement or other agreement to make an election to participate in the drilling of such well or the proposal is governed by a forced pooling order of the OCC, ORION (or a successor operator) shall immediately give EPC written notice of such proposal or pooling order, together with a copy of the well proposal or pooling order. Each PARTY shall give the other PARTY written notice of whether it will participate in the third-party proposal at least ten (10) days prior to the date elections are due under the applicable OCC pooling order, operating agreement or other agreement under which the third party proposal is made.

(i)            If both PARTIES elect to participate, then notice to that effect shall be given by each PARTY to the third party.

(ii)           If both PARTIES elect not to participate, then notice to that effect shall be given by each PARTY to the third party, and each such PARTY shall then be governed by the penalty or non-consent provisions of the applicable pooling order, operating agreement or other agreement under which the third party proposal was made and not by the penalty provisions of this Agreement or the Operating Agreement.

(iii) If either PARTY elects not to participate and the other PARTY elects to participate, then, subject to and in accordance with Sections VI(b) and VI(c) above, such non-participating PARTY shall farmout and/or assign, as applicable, to the participating PARTY, and the participating PARTY shall have the right (A) to receive, the interests of the non-participating PARTY in the proposed operation and any other rights or interests, if any, of the non-participating PARTY in the applicable Drilling Unit for a Carry Well pursuant to Section VI(b) or in the objective formation and wellbore of a Post-Carry Well pursuant to Section VI(c), as applicable, and (B) to participate in the proposed operation with the interest of the nonparticipating PARTY, by electing to do so within five (5) days, inclusive of Saturdays, Sundays and legal holidays, after receipt of the election of the PARTY electing not to participate; provided, however, that such farmout and/or assignment of such non-participating PARTY’s interest in (X) a Drilling Unit pursuant to Section VI(b) or the objective formation and wellbore pursuant to Section VI(c) shall be on the terms and conditions set forth in Sections VI(b) and VI(c) above, as applicable, and (Y) the wellbore (and all hydrocarbons produced therefrom) of a well subject to the operation proposed by such third party that is not governed by either Section VI(b) or Section VI(c) shall be on the terms of the election provided for in the applicable OCC pooling order for a leased party in the applicable Drilling Unit, and an appropriate assignment, free of all lease burdens, overriding royalties, payments out of production or any other encumbrances (other than overriding royalty interests, if any, to which the non-participating PARTY is entitled under the applicable OCC order) created by,. through or under the nonparticipating PARTY but not otherwise, shall be promptly executed and delivered by the nonparticipating PARTY to the participating PARTY so as to effectuate participation by the participating PARTY with the interest of the non-participating PARTY. Additionally, the nonparticipating PARTY agrees to execute such other documents and instruments reasonably necessary to effectuate participation by the participating PARTY with the interest of the nonparticipating PARTY. If the participating PARTY elects not to receive the interest of the nonparticipating PARTY pursuant to this Section VI(e), the non-participating PARTY shall tender to the third party its notice of non-participation and the non-participating PARTY shall be subject to and governed by the penalty or non-consent provisions of the applicable OCC pooling order, operating agreement or other agreement under which the third party well proposal was made (and not the penalty provisions of this Agreement or the Operating Agreement).

(f)            AFEs as Estimates. AFEs prepared by either PARTY and submitted to the other PARTY, with respect to any well operation proposed under this Agreement or the applicable Operating Agreement, are good faith estimates only of the costs to be incurred with respect to the particular well operation and the cost categories identified on the AFE. An AFE shall not serve to limit a PARTY’s obligation to pay its proportionate share of Well Costs with respect to any well operation in which such PARTY has elected to participate or in which EPC is obligated to participate.

VII. PREPAYMENT OF WELL COSTS FOR SUBSEQUENT WELLS

(a)           Prepayment Terms. ORION shall require prepayment of estimated costs for any Subsequent Well drilled pursuant to this Agreement as follows:

(i)            With respect to any Subsequent Well proposal pursuant to Section VI of this Agreement or the applicable Operating Agreement, (A) upon and contemporaneously with EPC’s election to participate in the drilling of such well, EPC shall pay (I) its Proportionate Share (proportionately reduced, if applicable, to its working interest in the applicable Drilling Unit), and (II) if applicable, its Carry Share, of ten percent (10%) of the Drilling and Completion Costs (based upon the applicable AFE) for such well, and (B) ORION shall deliver to EPC an invoice for the portion of the Drilling and Completion Costs (based upon the applicable AFE) not paid under clause (A) above no earlier than twenty (20) Business Days prior to the date the drilling rig is scheduled to be moved onto the well location for such well and EPC shall pay its Proportionate Share (proportionately reduced, if applicable, to its working interest in the applicable Drilling Unit) and, if applicable, its Carry Share of such Drilling and Completion Costs within ten (10) Business Days of EPC’s receipt from ORION of such invoice.

(ii)           ORION shall submit to EPC, for each Subsequent Well, a separate invoice for Fracing Costs (based upon the applicable AFE and proportionately reduced, if applicable, to EPC’s working interest in the applicable Drilling Unit), such invoice to be tendered to EPC no earlier than thirty (30) days prior to the date fracing operations are to commence with respect to the applicable Subsequent Well. Upon receipt of such invoice, EPC shall have ten (10) days following receipt of such invoice to pay ORION the invoiced amount.

(iii)          Notwithstanding anything contained in this Agreement or the applicable Operating Agreement to the contrary, the PARTIES agree that ORION shall, at no time during the term of this Agreement, have outstanding pursuant to the prepayments required under Sections VII(a)(i) and VII(a)(ii) more than (I) two (2) invoices that are not yet due and payable for Drilling and Completion Costs in connection with all active AFEs, and (II) three (3) invoices that are not yet due and payable for Fracing Costs in connection with all active AFEs.

(b)           Failure to Pay. If EPC fails to pay any invoice from ORION pursuant to Section VII(a) for the prepayment of costs with respect to a Carry Well by the date such prepayment is due, and such failure to pay is not cured within ten (10) Business Days of EPC’s receipt of a written notice from ORION of such failure to pay, then EPC shall be treated as if it elected not to participate in such Carry Well and will be subject to the non-participation penalties prescribed in Section VI(b) above. If EPC fails to pay any invoice from ORION pursuant to Section VII(a) for the prepayment of costs with respect to a Subsequent Well that is not a Carry Well by the date such prepayment is due, and such failure to pay is not cured within ten (10) Business Days of EPC’s receipt of a written notice from ORION of such failure to pay, EPC’s failure to pay shall be deemed as an election not to participate in such Subsequent Well and EPC shall be subject to the non-participation penalties prescribed in Section VI(c) above. For the avoidance of doubt, at no time shall EPC forfeit any interest in any well drilled under this Agreement, and the associated acreage in the applicable Government Section for such well, for which EPC has timely and fully paid all properly submitted invoices.

VIII. THIRD PARTY OPERATED WELLS

EPC and ORION shall designate ORION as operator for each Drilling Unit (“Operator”) and EPC agrees to support ORION as Operator should ORION be challenged for operations by a third party in any Drilling Unit; provided, however, that, in each case, ORION and/or its

Affiliates owns a working interest in the applicable well drilled or to be drilled in such Drilling Unit for which ORION would be the Operator. EPC’s support for ORION as Operator, if challenged for operations by a third party, may be suspended during the period in which EPC has taken action, and followed procedures, to remove ORION as Operator in accordance with the applicable Operating Agreement. If ORION and/or one of its Affiliates does not own a working interest in a well drilled or to be drilled in a Drilling Unit, then (if requested by EPC) ORION will support EPC as Operator of such well or, if EPC does not wish to serve as Operator, the Operator of such well shall be determined in accordance with the applicable Operating Agreement.

IX.          MANAGEMENT FEE

As more fully set forth in Section II above, ORION will charge EPC an AMI Management Fee on unaffiliated third party Acquisition Costs incurred by ORION for Drilling Rights acquired under Section II, but subject to the limitations of Section 11(a)(ii). In addition, ORION will charge a Management Fee of one percent (1%) (“Drilling Management Fee”) on EPC’s Proportionate Share of all Well Costs incurred by ORION in connection with each Commitment Well and each Subsequent Well in which EPC participates under this Agreement. These charges will be invoiced in the monthly JIB as to all such Acquisition Costs pursuant to Section II(a) and on the pre-bill as to all Well Costs for each Commitment Well and Subsequent Well drilled pursuant to this Agreement; provided that, the Drilling Management Fee shall be charged only on Well Costs up to the amount evidenced by ORION’s initial AFE for any Commitment Well or Subsequent Well and ORION will not charge the Drilling Management Fee on any cost overruns (i.e. costs in excess of original estimates for or costs in excess of original AFEs for the Commitment Wells and each Subsequent Well). Neither the AMI Management Fee nor the Drilling Management Fee is assignable and ORION shall not charge the Drilling Management Fee on any wells in which it is not the Operator.

X.           OPERATING AGREEMENT

(a)           Operating Agreements. All operations for the drilling, completing and equipping of the Commitment Wells, Carry Wells and other Subsequent Wells drilled, or proposed to be drilled, within the AMI shall be governed by the operating agreement substantially identical to the operating agreement attached hereto as Exhibit “D” (“Operating Agreement”). A separate Operating Agreement shall be prepared and executed for the Drilling Unit attributable to each Commitment Well and, following a proposal for an initial Subsequent Well, the Drilling Unit for such initial Subsequent Well, and in each such case shall supersede the terms and conditions of the Operating Agreement attached hereto as Exhibit “D”. In the event of a conflict between this Agreement and the governing Operating Agreement, the terms and provisions of this Agreement shall control. Upon the end of the term of this Agreement, the Operating Agreement attached hereto as Exhibit “D”, shall remain in full force and effect as to all joint interests owned by the PARTIES within the AMI not subject to an Operating Agreement for a specific Drilling Unit and the provisions of this Section X shall survive the end of the term of this Agreement; provided, however, that, with respect to each initial well proposed to be drilled in a newly designated Drilling Unit after the term of this Agreement, the Operating Agreement attached hereto as Exhibit “D” shall, for all purposes, automatically be treated as severally and separately applicable to each such Drilling Unit.

(b)           Standard of Care. ORION shall conduct its activities, as Operator under this Agreement, as a reasonable, prudent operator, in a good and workmanlike manner, with due diligence and dispatch, in accordance with good oilfield practice, and in compliance with applicable law and regulation, but in no event shall it have any liability as Operator to EPC for losses sustained or liabilities incurred except such as may result from gross negligence or willful misconduct.

(c)           Insurance. ORION, for the benefit of the PARTIES, will carry or provide insurance for all operations conducted or to be conducted by it hereunder in the amounts set forth in the Operating Agreement attached hereto as Exhibit “D”. The cost and expense of such insurance shall be invoiced by ORION to the joint account of all working interest owners within the Drilling Unit, in accordance with their respective working interest shares.

(d)           Resignation. Should ORION resign or transfer its duties as Operator under any Operating Agreement prior to the drilling and completion, or plugging and abandonment (if applicable) of the Commitment Wells, all unaccrued portions of the Carry Cap as of the date of ORION’s resignation shall automatically expire and EPC shall have no further obligation to bear the Carry Share of any Well Costs thereafter accruing under this Agreement.

XI.             SEISMIC ELECTIONS

ORION may, from time to time, propose the acquisition of Seismic Data within the AMI, whether by conducting its own seismic shoot, the acquisition of existing Seismic Data or otherwise (each a “Seismic Acquisition”). Each proposal shall include reasonably necessary details regarding a proposed Seismic Acquisition and an invoice for the associated Seismic Cost. EPC shall have thirty (30) days from receipt of a proposal within which to make its election whether or not it will participate in the proposed Seismic Acquisition, with failure to respond being deemed an election to not participate. Upon and contemporaneously with EPC’s election to participate in a Seismic Acquisition, EPC shall pay its Proportionate Share of all Seismic Costs (proportionately reduced, however, to the extent, if at all, any such Seismic Costs are to be borne by third parties sharing in the Seismic Acquisition who are not parties to this Agreement) and shall thereupon have immediate rights in and to such Seismic Data; provided, however, if a Carry Well is thereafter drilled within a Drilling Unit to which such Seismic Data is applicable, EPC shall also pay its Carry Share (to the extent a balance remains on the Carry Cap) of such Seismic Costs, as set forth in the applicable AFE for such Carry Well and in accordance with the timing set forth in Section VII. If EPC elects or is deemed to have elected not to participate in a Seismic Acquisition, then EPC shall have no rights or access to such Seismic Data; provided, however, that, should ORION propose a well under this Agreement that is based, in part, upon any Seismic Data in which EPC elected, or was deemed to have elected, not to participate, then ORION shall provide EPC such Seismic Data that is pertinent to such proposed well and ORION shall charge EPC its proportionate share of such Seismic Data.

XII.           DISPOSAL WELLS AND FACILITIES

(a)           Initial SWD Well. The PARTIES shall be the owners, in proportion to each’s Proportionate Share, of the Hercyk SWD #1-31 disposal well (“Initial SWD Well”). ORION, as operator of the Initial SWD Well, shall charge each party disposing of saltwater in the Initial SWD Well, including the PARTIES, a fee of $0.50 per barrel of saltwater disposed (as such fee may be re-determined from time to time by the operator hereunder, in its sole discretion, consistent with then current market rates in Kay County, Oklahoma, the “SWD Fee”). Each PARTY shall receive its Proportionate Share of all fees (including the SWD Fee), charges and other benefits from the Initial SWD Well as the owner of an undivided interest therein. Further, each PARTY shall pay its Proportionate Share of all operating, maintenance and capital costs for the Initial SWD Well. The SWD Fee charged to each party disposing of saltwater in the Initial SWD Well will, if applicable, be based upon each disposing party’s working interest share in a producing well from which such saltwater was generated multiplied by the number of barrels of saltwater from such producing well disposed of in the Initial SWD Well multiplied by the SWD Fee.

(b)           Subsequent SWD Wells. Subsequent to the drilling of the Initial SWD Well, ORION may propose the drilling of additional saltwater disposal wells and related saltwater disposal infrastructure as may, from time to time, be required (whether on lands within or outside the AMI) to dispose of saltwater from wells producing oil, gas or other hydrocarbons from within the AMI (“Additional SWD Facilities”). For any such proposal, ORION shall submit to EPC a written notice for the proposed drilling of such saltwater disposal well (“SWD Well Proposal Notice”) containing (i) the legal description of the surface location for the proposed disposal well, (ii) the proposed disposal formation, (iii) the proposed disposal capacity for the new disposal well, and (iv) an AFE showing the completed cost for the drilling of the proposed disposal well and the related disposal infrastructure required to connect wells to the new disposal well. For the avoidance of doubt, the PARTIES intend that EPC shall have the right to participate in any such Additional SWD Facilities proposed by ORION during the term of this Agreement. EPC shall have thirty (30) days, inclusive of Saturdays, Sundays and legal holidays, from receipt of such SWD Well Proposal Notice within which to elect whether to participate in such proposed Additional SWD Facilities in accordance with the SWD Well Proposal Notice, and failure to respond within said period shall be deemed an election not to participate. If EPC elects to participate in the Additional SWD Facilities, EPC shall pay its Proportionate Share (reduced proportionately to the aggregate working interest of the PARTIES in such Additional SWD Facilities) and, if applicable, its Carry Share of all costs incurred in connection with the drilling and completion of such Additional SWD Facilities. By such participation, EPC shall be the owner of an undivided interest in such Additional SWD Facilities equal to its Proportionate Share, reduced proportionately to the aggregate working interest of the PARTIES in such Additional SWD Facilities, and shall be (i) entitled to its Proportionate Share (reduced proportionately to the aggregate working interest of the PARTIES in such Additional SWD Facilities) of all fees (including SWD Fees), charges and other benefits from such Additional SWD Facilities and (ii) responsible for its Proportionate Share (reduced proportionately to the aggregate working interest of the PARTIES in such Additional SWD Facilities) of all operating, maintenance and capital costs for such Additional SWD Facilities. If EPC elects or is deemed to have elected not to participate in any such Additional SWD Facilities proposed by ORION hereunder, EPC shall have no right, title or interest in such Additional SWD Facilities and shall not be entitled to the fees (including SWD Fees), charges and other benefits received by the owners thereof for access to and use of such Additional SWD Facilities. EPC may, notwithstanding its non-participation in any such Additional SWD Facilities drilled under the terms of this Agreement, utilize such Additional SWD Facilities drilled hereunder in exchange for payment of $0.50 per barrel of saltwater disposed, capacity permitting; the intent being that ORION may not refuse EPC the right to utilize any such Additional SWD Facilities solely by reason of EPC’s non-participation in such Additional SWD Facilities.

(c)           Disposal Fee. ORION, as operator of each Additional SWD Facilities proposed hereunder, shall charge each party disposing of saltwater in each such Additional SWD Facilities well drilled hereunder, including the PARTIES (but subject to the $0.50 per barrel saltwater disposal fee applicable to EPC pursuant to Section XII(b) above), the SWD Fee. The SWD Fee charged to each party disposing of saltwater in any Additional SWD Facilities shall be, if applicable, based upon each disposing party’s working interest share in a producing well from which such saltwater was generated multiplied by the number of barrels of saltwater from such producing well disposed of in such Additional SWD Facilities multiplied by the SWD Fee. ORION, as operator, shall proportionately distribute the fees and charges received for access to and use of each such Additional SWD Facilities to the parties participating in such Additional SWD Facilities.

(d)           No Implication of Outside Ownership. Nothing in this Section XII shall imply any obligation on the PARTIES to allow other producers to participate in the ownership of the Initial SWD Well or any Additional SWD Facilities, it being contemplated that the Initial SWD Well and Additional SWD Facilities will be owned solely by the PARTIES (subject to Section XII(b)); provided, however, the PARTIES may permit other producers owning interests in producing oil, gas or other hydrocarbon wells located within the AMI to participate in the ownership of the Initial SWD Well and/or Additional SWD Facilities to the extent required by law to do so or to the extent the PARTIES believe it will be beneficial to the PARTIES to permit such ownership.

XIII. ELECTION TO CONTINUE PROJECT

(a)           EPC Election. Not later than three (3) Business Days after April 17, 2013, ORION shall give EPC written notice as to the balance, if any, remaining under the Carry Cap. Upon receipt of such written notice from ORION, EPC shall have ten (10) Business Days within which to elect, by giving written notice to ORION, either (i) to pay ORION the remaining balance under the Carry Cap (such amount, the “Continuation Payment”), or (ii) to opt out of, forfeit and reassign an undivided interest in and to a portion of the Initial Interests equal to (A) the remaining balance under the Carry Cap divided by $1,000, divided by (B) the aggregate net acres comprising the Initial Interests (excluding, however, the aggregate net acres subtracted from the net acres comprising the Initial Interests pursuant to clauses (X) and (Y) in the next proviso below); provided, however, notwithstanding anything in this Agreement to the contrary, this Section XIII shall have no effect on any Drilling Rights or other interests in this Agreement or the AMI that EPC has already earned or forfeited under the other provisions of this Agreement, the intent of the PARTIES being that (X) all rights, interests and acreage previously assigned to EPC within the applicable Drilling Units for each Commitment Well and Carry Well for which EPC has timely paid all properly submitted invoices shall remain in EPC and shall not be subject to forfeiture under this Section XIII(a), and (Y) all previously forfeited rights, interests and acreage under this Agreement, if any, shall remain forfeited no matter what EPC elects under this Section XIII(a). For the avoidance of doubt, as an example of the application of Section XIII(a)(ii) above, if on April 17, 2013, $526,500 remains under the Carry Cap, the aggregate net acres comprising the Initial Interests assigned to EPC under the Purchase Agreement was 5,265, but, after deducting rights, interests and acreage pursuant to clauses (X) and (Y) above, EPC’s net acres under this Agreement are only 3,265, and EPC elects the option under Section XIII(a)(ii) above, EPC shall forfeit and reassign to ORION an undivided 16.1% interest in and to the leases, properties, rights and interests comprising such 3,265 net acres. Further, for the avoidance of doubt, at no time or for any reason shall EPC forfeit any interest in any wells in which it has participated and has timely and fully paid all properly submitted invoices. Failure of EPC to provide written notice of its election on the applicable date shall be deemed an election to forfeit and reassign an undivided interest in and to the Initial Interests pursuant to Section XIII(a)(ii) above. Should EPC elect to make the Continuation Payment, such payment shall be made contemporaneously with such election.

(b)           Effect of Opting Out. In the event EPC makes an election pursuant to Section XIII(a)(ii) to opt-out of an undivided interest in the Initial Interests, (i) EPC’s rights and interests in such portion of the Initial Interests shall automatically be relinquished to and re-vested in ORION; (ii) EPC shall have no obligation to pay the Continuation Payment provided for in Section XIII(a); (iii) EPC shall have no further rights or interests in and to such undivided interest in the Initial Interests relinquished to and re-vested in ORION; (iv) EPC shall execute and deliver, within thirty (30) days of such election, a recordable re-assignment of such relinquished Initial Interests to ORION, free of all lease burdens, overriding royalties, payments out of production or any other encumbrances created by, through or under EPC but not otherwise; and (v) this Agreement shall terminate for all purposes as to the portion of the Initial Interests forfeited pursuant to Section XIII(a)(ii) but shall continue in full force and effect as to the remainder of the AMI as set forth in Section XVIII(k). In the event EPC makes an election pursuant to Section XIII(a)(i) above, this Agreement shall continue in full force and effect for the remainder of its term without any modification.

(c)           Joint Negotiation. The PARTIES hereby acknowledge and agree that the election options provided for under Section XIII(a) have been negotiated for by the PARTIES and EPC acknowledges and agrees that neither of such election options under Section XIII(a) constitutes a penalty.

XIV. DELAY RENTAL AND SHUT-IN ROYALTY PAYMENTS

All of the Initial Interests as well as all other oil and gas leases and other Drilling Rights within the AMI and covered by this Agreement shall be administered and maintained by ORION. ORION shall pay all delay rentals, shut-in royalty, extension bonuses and all other similar amounts which may be required under the terms of such co-owned leases and Drilling Rights in order to maintain same in effect and shall submit evidence of each such payment to EPC upon request. EPC shall be obligated to reimburse ORION for its share of all such rental, shut-in royalty, extension bonuses and other similar payments based on their respective ownership in same. ORION shall not be liable to the co-owners of the oil and gas leases and Drilling Rights, however, if through mistake or oversight (but not gross negligence or willful misconduct), any rental or royalty or other similar payment is not paid or is erroneously paid.

XV. PROPRIETARY INFORMATION

(a)           Confidentiality Obligation. Except for disclosures to (1) employees, officers and directors of a PARTY, (2) employees, officers and directors of a PARTY’s Affiliates, (3) any professional consultant or agent retained by a PARTY for the purpose of evaluating the Proprietary Information, (4) any financial institutions or other lenders for financing purposes, (5) investors, potential investors or shareholders if a PARTY is a publicly traded company and applicable securities laws require such disclosure or such disclosure is made in connection with an investor or potential investor conference customary in the oil and gas industry, (6) representatives of a PARTY who need to know information for purposes of performing this Agreement, (7) accountants, (8) legal counsel and other advisors, or (9) in connection with any proposed merger, acquisition or divestiture transaction involving a PARTY, no Proprietary Information shall be distributed or disclosed to any third party without first obtaining a written undertaking of confidentiality from such third party. Proprietary Information shall be maintained confidential during the term of this Agreement and for a period of two (2) years thereafter.

(b)           Designation of Proprietary Information. It shall be the duty of a PARTY to identify as Proprietary Information, in writing, any of its information which is disclosed to the other PARTY and which is intended to be governed by the provisions of this Section XV. The identification shall be made at the time of disclosure or within reasonable proximity of disclosure.

(c)           Disclosure of Proprietary Information. In the event that any PARTY or its representatives are requested or required by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process, to disclose any Proprietary Information, such PARTY shall provide the other PARTY that may claim the Proprietary Information with prompt written notice of any such request or requirement so that the PARTY that claims the Proprietary Information may seek a protective order or other appropriate remedy. If a PARTY or its representatives are nonetheless legally compelled to disclose Proprietary Information, such PARTY or its representatives shall disclose only that portion of the Proprietary Information which it is legally required to disclose, provided that such PARTY will exercise its best reasonable efforts to preserve the confidentiality of the Proprietary Information, including, without limitation, by cooperating with the PARTY that claims the Proprietary Information to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Proprietary Information.

XVI. INDEMNITY

(a)           Each PARTY shall defend, indemnify and hold the other PARTY harmless from and against any and all claims, demands; costs, judgments and liabilities for damages or losses arising from such PARTY’s failure to comply with its express obligations under this Agreement.

(b)           Notwithstanding anything to the contrary in this Agreement, in no event shall either PARTY be liable to the other under this Agreement for any consequential, exemplary, punitive, remote or speculative damages, including damages for loss of profit

(collectively, “Special Damages”); provided, however, that if any PARTY is held liable to any third party for any such Special Damages and the other PARTY is obligated hereunder to indemnify such PARTY so held liable for the matter that gave rise to such Special Damages, the indemnitor PARTY shall be liable for and obligated to reimburse such indemnified PARTY for the full amount of such Special Damages.

XVII.     NOTICES AND ADDRESSES OF THE PARTIES

All written notices required to be made pursuant to this Agreement shall be deemed sufficient if faxed via local and long distance telephone lines (with answer-back confirmation of receipt) or five (5) business days after, mailed by United States mail, postage or charges pre-paid and addressed to the very PARTY to whom the notice is given at the addresses shown below. Any required verbal notices or communications may be made to PARTIES at the respective telephone numbers shown below:

ORION:

Orion Exploration Partners, LLC

4870 South Lewis, Ste 240

Tulsa, OK 74105

Attn: Steve Miller

Phone: (918) 492-0254, Ext. 103

Fax: (918) 492-0263, Fax

Email: steve@orionexploration.com

EPC:

Evolution Petroleum OK, Inc.

2500 CityWest Blvd., Suite 1300

Houston, Texas 77042

Attn: Robert S. Herlin

Phone: (713) 935-0122

Fax: (713) 935-0199

Email: bherlin@evolutionpetroleum.com

XVIII.    MISCELLANEOUS

(a)           No change, modification or alteration of this Agreement shall be valid unless approved in writing by the PARTIES. All communications required by this Agreement shall be in writing using the addresses shown above.

(b)           This Agreement has been negotiated by the PARTIES and represents their voluntary agreement. No presumption of interpretation shall be imposed against the PARTY or PARTIES who constructed this document.

(c)           If any claim or controversy arises out of, or relates to, this Agreement, the PARTIES shall make a good faith attempt to resolve the matter through their senior management representatives, and said personnel of each PARTY shall meet in person and make a good faith attempt to resolve or settle the matter. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE INCLUDING, BUT NOT LIMITED TO, THE CONSTITUTION OF THE UNITED STATES OR ANY STATE THEREIN, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATIONS. EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

(d)           Each PARTY hereby elects to be excluded from the application of all of the provisions of Subchapter “K”, Chapter 1, Subtitle “A” of the Internal Revenue Code of 1986 (“Code”), as permitted and authorized by Section 761 of the Code and the Regulations promulgated thereunder. ORION (or any successor operator) is authorized and directed to execute on behalf of each PARTY such evidence of this election as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements and the data required by Treasury Regulation §1.761-2. Each PARTY agrees to execute and furnish such other evidence as may be necessary to evidence this election.

(e)           The PARTIES affirm, attest, and agree that the rights and liabilities of the PARTIES shall always be individual and several, not joint or collective, and that each PARTY shall be acting independently of the other. No fiduciary relationship, constructive trust, partnership, species of partnership, joint venture or mining partnership is intended or meant by this Agreement, and no act by any PARTY shall operate to create such relationship for any purpose whatsoever.

(f)            If any part of this Agreement is held to be unenforceable, the remaining provisions of this Agreement will remain in full force and effect, and the part of this Agreement held unenforceable shall be modified so that it is as similar in terms as the unenforceable part while still being unenforceable.

(g)           This Agreement and the Exhibits hereto constitutes the entire understanding of the PARTIES with respect to the subject matter hereof. It replaces all prior written and oral communications, understandings or agreements with respect to the subject matter hereof. No waiver will be effective unless given in writing and signed on behalf of the PARTY making such waiver.

(h)           This Agreement may not be assigned in whole or in part by a PARTY (a “Transfer”) prior to the drilling and completion (or plugging and abandonment) of all of the Commitment Wells; provided, however, this Agreement may be assigned by a PARTY to any mortgagee or secured party of the assigning PARTY or to any purchaser at a judicial or non-judicial foreclosure or by conveyance in lieu of foreclosure, pursuant to any mortgage or security agreement granting a lien or security interest. Thereafter, this Agreement may not be Transferred by a PARTY without the express written consent of the other PARTY, such consent not to be unreasonably withheld; provided, however, this Agreement may be assigned by a

PARTY to any mortgagee or secured party of the assigning PARTY or to any purchaser at a judicial or non-judicial foreclosure or by conveyance in lieu of foreclosure, pursuant to any mortgage or security agreement granting a lien or security interest. No PARTY shall assign or otherwise transfer its interest in this Agreement unless the assignee or transferee assumes all of the obligations hereunder of the PARTY making such assignment or transfer that are applicable to the interests assigned. If any Transfer relates to all of the lands comprising the AMI but an undivided interest in less than all of a PARTY’s interest in such lands covered by this Agreement, then the rights of the transferor and the transferee to acquire an interest within the AMI from another PARTY herein shall be allocated between them in accordance with the relative interest transferred and the relative interest retained by a PARTY hereto, and each of the transferor and transferee may separately exercise the elections provided herein as to their respective undivided interests. If any Transfer of a PARTY’s interest in the properties covered by this Agreement relates to less than all of the lands comprising the AMI, then the transferee’s rights to acquire interests within the AMI shall be limited to the lands in which the transferee has acquired its interests, and if the transferee has acquired only an undivided interest in less than all of the transferor’s interest, then the proportionate allocation provisions of the preceding sentence shall apply to the lands to which the Transfer relates. The transferor shall retain rights to acquire interests within the AMI as to lands not involved in the Transfer or in which the transferor retained an undivided interest. In the event of a Transfer of all or part of a PARTY’s interest in all the lands subject to the AMI or as to any portion of the AMI, the transferee shall have the same obligations as those of its transferor to offer to each other PARTY hereto any interests within the AMI subsequently acquired by such transferee.

(i)            In the event of a conflict between this Agreement and the Operating Agreement attached hereto as Exhibit “D”, the provisions of this Agreement shall prevail.

(j)            Time shall be of the essence of this Agreement in all of its parts. This Agreement shall be binding on the PARTIES, their heirs, executors, administrators, personal representatives, trustees, successors and permitted assigns.

(k)           This Agreement shall remain in force and effect for a period of time ending on June 1, 2013. Notwithstanding the foregoing, the provisions of (i) Section II(b) shall survive the termination of this Agreement until the end of the AMI Term, insofar, and only insofar, as to each Governmental Section in which EPC and ORION jointly own Initial Interests, Drilling Rights and/or AMI Interests acquired under this Agreement; (ii) Section X shall survive the termination of this Agreement as provided in Section X, (iii) Section XIII shall survive the termination of this Agreement indefinitely; (iv) Section XV shall survive the termination of this Agreement as piovided in Section XV; (v) Sections XVI through XVIII(g) and Sections )(Vill(i) through XIX shall survive the termination of this Agreement indefinitely; and (vi) Section XVIII(h) shall survive until the end of the AMI Term.

(1)                        This Agreement may be executed in multiple counterparts, and the counterpart signature page for each PARTY may be transmitted to the other PARTY by facsimile or electronic transmission, each of which shall be considered to be the original signature of such PARTY.

XIX. ADDITIONAL DEFINITIONS; INTERPRETATION

(a)         Definitions.

“AFE” or “AFEs” refers to one or more Authorizations for Expenditure applicable to a producing well or saltwater disposal well proposed by a PARTY hereunder, each of which AFE shall specifically include subtotals for (i) Drilling and Completion Costs and (ii) Fracing Costs.

“Affiliate” shall mean, with respect to any person (which shall include any individual, partnership, company, joint venture, corporation, limited liability company, trust, trustee, receiver, or other entity or any unincorporated association or organization), any person directly or indirectly Controlling, Controlled by or under common Control with such person; provided, however, for purposes of this Agreement neither SW Capital Partners Inc. nor any person Controlled by SW Capital Partners Inc. shall be considered an “Affiliate” of ORION.

“AMI Term” shall mean (i) for all lands within the AMI, the term of this Agreement, plus (ii) for the Initial Interests and all Drilling Rights and/or AMI Interests jointly acquired by the PARTIES during the term of this Agreement, until June 1, 2014 (“AMI Extension”); provided, however, that, during the AMI Extension, the geographic area applicable to the rights and obligations of the PARTIES shall be limited, for purposes of Section II above, to each Governmental Section in which the jointly owned Initial Interests, Drilling Rights and/or AMI Interests are located and the AMI shall terminate at the end of the term of this Agreement as to all other lands not included within such Governmental Sections.

“Business Day” shall mean any calendar day on which banks located in Tulsa, Oklahoma, are open to conduct business.

“commence”, “commenced”, and “commencement” shall, when referring to well operations, mean a drilling rig that is capable of achieving the proposed target depth for each such well operation is on location or, in the case of fracing operations, frac trucks capable of performing the proposed frac job are on location.

“Control”, “Controlling”, “Controlled by”, and “under common Control with” shall mean the possession directly or indirectly of the authority to direct or cause the direction of the management, policies or operational activities of a person, whether through ownership of voting securities or other right to vote, by contract or otherwise.

“Drilling and Completion Costs” shall mean all anticipated capital costs to be incurred, Through the Tanks, in the drilling, deepening, sidetracking, plugging back, testing, completing, recompleting and equipping of a Commitment Well, Carry Well and/or any other Subsequent Well, as such costs appear on the applicable AFE.

“Drilling Rights” shall mean any oil and gas leases, overriding royalty interests, mineral interests, farmins, farmouts, option farmins, working interests, back-in working interests, carried interests, reversionary leasehold interests, force pooled interests and/or any other contractual, economic or statutory right in and to oil, gas and/or other hydrocarbons.

“Drilling Unit” shall mean a drilling and spacing unit as established by the Oklahoma Corporation Commission, often (but not always) being a Governmental Section.

“Force Majeure” shall mean an act of God, strike, lockout, or other industrial disturbance, act of a public enemy, war, blockade, public riot, lightening, fire, storm, flood or other act of nature, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment through no fault of the PARTY claiming Force Majeure, and any other cause, whether of the kind described above or otherwise, which is not reasonably within the control of the PARTY claiming Force Majeure.

“Fracing Costs” shall mean all projected costs to be incurred in hydraulic fracture stimulation, i.e. `Tracing,” conducted in the wellbore of any Commitment Well, Carry Well and/or any other Subsequent Well (inclusive of all anticipated fracing stages), as the same appear on the applicable AFE.

“Governmental Section” shall mean a “section” as such term is used in connection with the land surveys conducted by the U. S. Governmental Land Office in the State of Oklahoma, often (but not always) being a mile block of land containing approximately 640 acres.

“Mississippian Formation” shall mean the Mississippi Chat and/or Mississippi Lime formations underlying any existing or proposed Drilling Unit.

“Proprietary Information” shall mean any and all information, data, trade secrets, know-how, inventions, technology, computer programs, works of authorship, methods, processes, intellectual property, techniques, marketing strategies, development plans, forecasts and ideas, which are made available to a PARTY or discovered or learned by a PARTY from the other PARTY during the course of and pursuant to this Agreement. Proprietary Information shall include the materials and objects which embody the Proprietary Information or from which the Proprietary Information can be directly or indirectly read, transferred or utilized but shall not include information that: (i) is or becomes generally available to the public; (ii) was, at the time, approved for release by written authorization of the PARTY that claims the Proprietary Information; (iii) was, at the time, disclosed without notification of the confidential and proprietary nature of the information, (iv) was, at the time of disclosure to a PARTY, already in such PARTY’s possession, (v) is required to be disclosed pursuant to a legal proceeding or other rule of law; or (vi) is required to be disclosed by any applicable federal or state securities law or regulations.

“Seismic Costs” shall mean all expenses incurred in the gathering and acquisition of the Seismic Data, seismographic processing and/or reprocessing, data review and interpretation, data duplication, access agreements to authorize seismic activity and damage payments.

“Seismic Data” shall mean all data generated by exploration or testing for oil, gas or other minerals by seismograph or other geophysical and geological methods, together with all seismic and other geophysical data files, interpretations and support data.

“term of this Agreement” shall mean from and after the date hereof until June 1, 2013.

“Through the Tanks” shall mean all operations necessary to drill and complete an oil, gas or other hydrocarbon well and install related equipment reasonably necessary for the well to be capable of producing and delivering oil to tanks (in the case of oil) or gas to the custody gas meter (in the case of gas), as applicable, including tanks and the installation of surface equipment located on-lease upstream of the tanks and upstream of the custody gas meter considered to be on-lease equipment such as heater-treaters, separation, flow lines, lead lines and the like, and including on-lease amine treaters and on-lease dehydration and compression, if any.

“Well Costs” shall mean all costs chargeable under the applicable accounting procedure attached to and made a part of the Operating Agreement incurred (a) Through the Tanks in drilling, deepening, sidetracking, plugging back, testing, completing, recompleting and equipping an oil, gas or other hydrocarbon well, or for the plugging and abandonment of the same in the event a well is completed as a dry hole (whether or not a completion attempt is made), or (b) through completion in drilling, completing and equipping a saltwater disposal well. “Well Costs” specifically include Drilling and Completion Costs, Fracing Costs and (i) all costs incurred in connection with operations in preparation for drilling; (ii) all costs incurred for the settlement of claims for surface damage incurred in connection with the drilling, completion of a well Through the Tanks or the plugging and abandonment of a well; (iii) costs of restoring the well site in accordance with applicable governmental and/or lease requirements following completion of drilling and completion operations; and (iv) title examination expense and title curative costs incurred in connection with drilling of a well. In no event shall “Well Costs” include any costs incurred in marketing or making the oil and gas marketable or incident to marketing oil and gas (excepting only those on-lease activities and • costs included in the definition of “Through the Tanks”).

(b)                        Interpretation. All references in this Agreement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words “this Agreement,” “this instrument,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender. All defined terms shall include any syntactical variants of such defined term. Examples shall not be construed to limit, expressly or by implication, the matter they illustrate. Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments or restatements of such agreement, instrument or document, provided that nothing contained in this subsection shall be construed to authorize such renewal, extension, modification, amendment or restatement. The word “or” is not intended to be exclusive and the word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions.

[Remainder of page intentionally left blank. Signature pages follow.]

ORION Exploration Partners, LLC	www.orionexploration.com

IN WITNESS WHEREOF, the PARTIES have executed this Participation and AMI Agreement this 17th day of April, 2012.

ORION EXPLORATION PARTNERS, LLC

BY:
Steve Miller, President

EVOLUTION PETROLEUM OK, INC.

BY:
Daryl Mazzanti
Vice President/Operations

Signature Page to Participation and AMI Agreement

ORION Exploration Partners, LLC	www.orionexploration.com

EXHIBIT “A”

Attached To that certain Participation and AMI Agreement, by and between Orion Exploration Partners, LLC and Evolution Petroleum OK, Inc. dated April 17, 2012

AREA OF MUTUAL INTEREST

See attached.

ORION Exploration Partners, LLC	www.orionexploration.com

EXHIBIT “B”

Attached To that certain Participation and AMI Agreement, by and between Orion Exploration Partners, LLC and Evolution Petroleum OK, Inc. dated April 17, 2012

INITIAL INTERESTS

See attached.

EXHIBIT “C”

Attached To that certain Participation and AMI Agreement, by and between Orion Exploration Partners, LLC and Evolution Petroleum OK, Inc. dated April 17, 2012

ORION Exploration Partners, LLC	www.orionexploration.com

EXHIBIT “D”

Attached To that certain Participation and AMI Agreement, by and between Orion Exploration Partners, LLC and Evolution Petroleum OK, Inc. dated April 17, 2012

1989 JOINT OPERATING AGREEMENT

See attached.

ORION Exploration Partners, LLC	www.orionexploration.com

EXHIBIT “E-1”

Attached To that certain Participation and AMI Agreement, by and between Orion Exploration Partners, LLC and Evolution Petroleum OK, Inc. dated April 17, 2012

See attached.

ORION Exploration Partners, LLC	www.orionexploration.com

EXHIBIT “E-2”

Attached To that certain Participation and AMI Agreement, by and between Orion Exploration Partners, LLC and Evolution Petroleum OK, Inc. dated April 17, 2012

See attached.

EXHIBIT “E-3”

Attached To that certain Participation and ANII Agreement, by and between Orion Exploration Partners, LLC and Evolution Petroleum OK, Inc. dated April 17, 2012

See attached.

EXHIBIT “E”

To that Lease Acquisition Agreement between Orion Exploration Partners, LLC and
Evolution Petroleum OK, Inc. dated April 17, 2012.

FORM OF FIRPTA CERTIFICATE

See attached.

EXHIBIT E

to Lease Acquisition Agreement

FIRPTA AFFIDAVIT

CERTIFICATE OF NON-FOREIGN STATUS

IN COMPLIANCE WITH § 1445 OF THE
INTERNAL REVENUE CODE

ORION EXPLORATION PARTNERS, LLC

Pursuant to § 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), an individual, corporation, partnership, trust or estate must withhold tax with respect to certain transfers of property if the seller is a “foreign person,” as defined in the Code. For U.S. tax purposes (including § 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform Evolution Petroleum OK, Inc., a Nevada corporation (“Buyer”), that no withholding is required under § 1445 with respect to the disposition of a U.S. real property interest by Orion Exploration Partners, LLC, an Oklahoma limited liability company (“Seller”), the undersigned hereby certifies the following:

1.                                      Seller is not a foreign corporation, foreign partnership, foreign. trust or foreign estate (as those terms are defined in the Code and Income Tax Regulations);

2.                                      Seller is not a disregarded entity as defined in Treasury Regulation § 1.1445- 2(b)(2)(iii);

3.                                      Seller’s Federal Identification number is 45-1772389; and

4.                                      Seller’s principal business address is:

4870 S. Lewis Ave., Suite 240

Tulsa, Oklahoma 74105-5153

Seller understands that this certificate may be disclosed to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I, the undersigned, declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller on this               day of April, 2012.

ORION EXPLORATION PARTNERS, LLC, an Oklahoma limited liability company

By:
Steve Miller
President

SCHEDULE 7(G)

To that Lease Acquisition Agreement between Orion Exploration Partners, LLC and
Evolution OK, Inc. dated April 17, 2012.

CONTRACTS

1.                   Leasehold Exchange Agreement dated April 12, 2012, by and between Vitruvian Exploration, LLC, Spyglass Energy Group, LLC and Orion Exploration Partners, LLC.

2.                   Agreement for Geophysical Services dated March 16, 2012 between Orion Exploration Partners, LLC and Breckenridge Exploration Company, Inc.

3.                   Lease Exchange and Non-Compete Agreement dated effective August 10, 2011 by and between Orion Exploration Partners, LLC and Range Resources-Midcontinent, LLC.

4.                   Surface Use Agreement dated November 28, 2011 between Stephen J. and Tanya L. Hercyk, grantors, and Orion Exploration Partners, LLC, grantee.

5.                   Surface Damage, Water Usage, Pipeline and Release Agreement dated October 10, 2011, by and between Camille Kay Sneath and Orion Exploration Partners, LLC.

6.                   Leasehold Purchase and Sale Agreement dated April 26, 2011 by and between WCT Resources LLC and Orion Exploration, LLC.

SCHEDULE 7(G)

To that Lease Acquisition Agreement between Orion Exploration Partners, LLC and
Evolution Petroleum OK, Inc. dated April 17, 2012.

OTHER OIL AND GAS INTERESTS
WITHIN THE COWBOY PROSPECT

See attached.

SCHEDULE 7(G)

to Lease Acquisition Agreement

ADDITIONAL INTERESTS

Lessor Last Name	Lessor First Name	Lessee	Gross Acs	Net Au	Net Am/Section	051. Date	OGL Cap	iltk/P11	Tract Desc.	Tship	Rns	Sec	County	State
Prairie Chapel United Methodist Church & Prairie Chapel Cemetery Association	Prairie Chapel United Methodist Church & Prairie Chapel Cemetery Association	OEP	160.0000	2.64460	2.64460	1/25/2012	1/25/2015	1564/0938	NE corner of the NE/4 of said section, thence west 480 feet, thence south 240 feet, thence east 480 feet, thence north 240 feet to the place of beginning	27N	01E	25	Kay	OK
Overman	Harlan Overman	OEP	11.0000	11.00000	11.00000	7/25/2011	725/2014	1537/453	li.0 acre tract in SE/4SW/4 - see OGL for description	27N	01E	26	Kay	OK
Haskins	Paul Haskins, Heir of Jo Ann Merhoff	OEP	225.9000	11.10000		3/28/2012	3/28/2015	1564/777	Lot 2&SE/4NW/4&Lots 3,4 & E/2SW/4	28N	02E	19	Kay	OK
Trammell	Barbara Trammell, Heir of Jo Ann Merhoff	OEP	225.9000	11.10000		3/28/2012	3/28/2015	1564/783	Lot 2&SE/4NW/4&Lots 3,4 & E/2SW/4	28N	02E	19	Kay	OK
Brown	Mary Lee Brown, as an Individual and Heir of William F. Merhoff	OEP	225.9000	33.30000	55.50000	3/28/2012	3/28/2015	1564/780	Lot 2&SE/4NW/4.&Lots 3,4 & E/2SW/4	28N	02E	19	Kay	OK
					69.14460

SCHEDULE 7(K)

To that Lease Acquisition Agreement between Orion Exploration Partners, LLC and
Evolution Petroleum OK, Inc. dated April 17, 2012.

RESTRICTIONS ON DATA

None